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                                    CONTRACT

FOR Contractor services for implementation, operation, and assistance in administration of a centralized inspection/ maintenance (I/M) program in Lake, Porter, Clark and Floyd Counties.

FOR Indiana Department of Environmental Management.

This contract LS between Systems Control Indiana Corp., a wholly owned subsidiary of Systems Control, Inc., both corporations organized under the General Corporation Law of the State of Delaware, as amended to date (hereinafter referred to as the "Contractor"), and the Indiana Department of Environmental Management, acting by and through the Indiana Department of Administration, for and on the behalf of the State of Indiana (hereinafter referred to as the "State").

WHEREAS, the State desires to implement, operate, and administer a centralized I/M program in Lake, Porter, Clark and Floyd Counties;

WHEREAS, the State desires to contract for certain of the services necessary for tie implementation, operation, and assistance in administration of a centralized I/M program in Lake, Porter, Clark and Floyd Counties;

WHEREAS, the State published a Request for Proposals (RFP), No. A305-2038, to invite offerors to make a proposal for implementation, operation, and assistance in the administration of a centralized I/M program in Lake, Porter, Clark and Floyd Counties;

WHEREAS, the Contractor has posted the required bonds and been recommended based on its proposal as the vendor to provide the services necessary for the implementation, operation, and administration of a centralized I/M program in Lake, Porter, Clark, and Floyd Counties;

WHEREAS, the Contractor has the expertise and is willing to provide the services necessary for the implementation, operation, and administration of a centralized I/M program in Lake, Porter, Clark and Floyd Counties;

NOW, THEREFORE, the above named parties enter into this contract upon the following terms and conditions:

The State of Indiana Request For Proposals RFP #A305-2038, dated December 14, 1993, (the "Request") incorporated by reference and appended hereto as Exhibit A, the Response By The Contractor To Request dated March 9, 1994, (the "Response") incorporated by reference and appended hereto as Exhibit B, and the terms and conditions provided herein constitute the entire agreement between the parties with respect to the subject matter. All prior agreements, representations, statement, negotiations, and

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undertaking are superseded hereby. This contract does not include agreement between the parties for procurement of capital equipment, facilities or land for use by the State or for the design of the centralized I/M program for Lake, Porter, Clark and Floyd Counties.

     Any inconsistency or ambiguity in this contract shall be resolved by giving precedence in the following order: 1) the terms and conditions provided herein;
2) exhibits prepared by the State; 3) exhibits prepared by the Contractor; 4) any other exhibits attached to this agreement.

     The provisions of this contract are severable, and the invalidity of any provision shall not affect the validity of any other provision.

     DEFINITIONS.  As used in this contract:

     1. "enhanced I/M program" means any program which meets the enhanced I/M program requirements provided in 40 CFR Part 51, as amended.

     2. "facility" means a motor vehicle testing location, either mobile or stationary, operated by the Contractor.

     3. "facility down-time" means any period of time, including all time required to diagnose and correct equipment failures, during which a single facility is not capable of performing the total intended functions as required in this contract, but not to include time required of the Contractor at any single facility of two hours or less to conduct calibration and maintenance procedures.

     4.   "IM240" means the transient dynamometer schedule provided in 40 CFR
Part 51, specifically Sections 51.357 and 51.358, as amended, and described in the Environmental Protection Agency (EPA) document dated April 1, 1994, entitled "High-Tech I/M Test Procedures, Emission Standard, Quality Control Requirement, and Equipment Specifications".

     5. "Initial test" means the first test a vehicle acquires in a two year testing period.

     6. "Program" means the enhanced I/M program, support systems and any other service provided by the Contractor under this agreement.

I.   DUTIES OF CONTRACTOR.

     The Contractor agrees to provide a motor vehicle inspection and Maintenance program in Lake, Porter, Clark and Floyd Counties that meets all applicable federal requirements and ail applicable requirements of 326 IAC 13-1.1. If state regulations are amended subsequent to the signing of this contract so as to materially change the nature and/or cost of the services to be provided by



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the Contractor, the parties' agree to amend this contract, subject to the availability of funds for such increased cost.

     The Contractor shall provide the following specific services relative to this contract:

          A.   FACILITIES AND SITE REQUIREMENTS

               1. GEOGRAPHIC LOCATION. The Contractor shall provide the services required under this contract at the following geographic locations:

               1.   Hammond - Lake County
                    3411 Sheffield Avenue

               2.   Griffith - Lake County
                    Southeast corner of Colfax and Main Street

               3.   Crown Point - Lake County
                    Center Industrial Park

               4.   Portage - Porter County
                    Southeast corner of Wilshire Road
                    and Highway 6

               5.   Valparaiso - Porter County
                    Corner of Silhavy Road and Chicago Street

               6.   New Albany - Floyd County
                    Corner of Reas Lee and Industrial Park East

               7.   Silver Creek - Clark County Silver Creek Industrial Park,
                    Lot #8

or such other location as the parties may mutually agree m accordance with the site selection criteria set forth in the RFP.

               2. DESIGN COMPLIANCE. The Contractor shall comply with the design data, documentation and other requirements developed under separate agreement and provided to the Contractor by the State and determined applicable to the facility, equipment, computer software and computer system at each centralized I/M program location in Lake, Porter, Clark and Floyd Counties.

               3. PROHIBITION AGAINST FRUSTRATION OF LOCAL BUSINESS. Contractor operation of each test site shall not result in lines of vehicles awaiting testing which materially and adversely interfere with the operation of businesses located in the vicinity of the test site.

               4. WAIT TIMES. The Contractor shall operate each facility so that testing on a vehicle will begin within thirty (30) minutes from the time the vehicle is presented in line for testing. Such thirty (30) minute requirement shall not



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apply to the operation of any of the inspection facilites during either the first three or the last three testing days of each month. On the first three and the last three testing days of each month the Contractor shall operate each facility so that testing on a vehicle will begin within sixty (60) minutes from the time the vehicle is presented in line for testing.

               5. INSPECTION TIMES. The Contractor shall open and staff spare lanes as needed to reduce the queue to less than four vehicles whenever there are more than four vehicles queued for any one lane.

               6. QUEUING AREA. The length of the queuing lanes on each inspection site shall be at least long enough to accommodate the waiting times specified in 4. herein above. The minimum lane length per queuing lane shall be 150 linear feet.

               7. DISABLED VEHICLE AREA. The Contractor shall provide parking space for at least two disabled vehicles (vehicles that have become inoperable at the inspection facility) at each inspection facility. The disabled parking spaces shall be convenient to the inspection lanes, and the location shall be consistent with the manner in which disabled vehicles will be removed from the inspection lanes.

               8. PARKING. The Contractor shall provide parking at each inspection facility for each on duty Contractor employee, plus one parking space per inspection lane for visitors. In addition to the employee and visitor parking spaces described above herein, each inspection site shall provide parking for the handicapped in accordance with state and federal law.

               The Contractor shall not block inspection lanes or adversely affect vehicle ingress and egress from the inspection facility by its placement of parking spaces. The entrances and exits to the visitor parking areas shall be clearly marked and accessible from public streets and from inspection lanes.

               9. LANDSCAPING. The Contractor shall ensure that at least 10% of the area at the inspection site be vegetated soil and conform with local planning and zoning regulations, including any requirements for buffering. Lawns and/or shrubbery shall be properly maintained by the Contractor.

               10. PAVING AND MARKING. All surfaces upon which vehicles will move shall be properly paved and maintained by the Contractor. Lane and directional markings, and pedestrian walkways shall be painted and properly maintained by the Contractor. All painted markings shall be properly maintained by the Contractor based upon evaluation by the State. All markings used by the Contractor shall be consistent with those used on public roadways. The Contractor shall keep all surfaces clean at all times and shall remove snow from all driving surfaces at an inspection facility when accumulation exceeds one inch on any



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part of such driving surfaces.  Pedestrian walkways on and around test/waiver centers shall be kept clear of snow and ice at all times regardless of depth.
 Paved areas and walkways shall have drains designed to prevent standing water. Contractor shall use signs and other devices to warn persons of hazards including but not limited to ice and water, as is prudent or required by law.

               11. PUBLIC AREAS. Public waiting areas shall be provided at all inspection facilities when test procedures require occupants to get out of a vehicle. Such public areas shall be easily accessible to handicapped persons. Such public areas shall be placed so that crossing adjacent test lanes is not required. The area should be enclosed and situated in such a way that customers may observe their vehicle at all times during testing/appeals procedures. The area shall be safe and reasonably comfortable. Noise from inspection facility operations shall not exceed 80 decibels inside the waiting area The public areas shall be furnished in an appropriate manner and shall provide the positioning of such furnishings to scale in the design presented to the State for approval.
The public waiting area shall be a posted and Contractor enforced non-smoking area.

               12. INSPECTION PERSONNEL ATTIRE. The Contractor shall require that all Contractor inspection personnel directly involved with vehicle inspection wear uniforms which meet State and federal law and are approved by the State. The State approval of the uniforms is not a substitute for meeting any applicable State and federal requirements including but not limited to OSHA health and safety requirements. Compliance with such requirements is the sole responsibility of the Contractor.

               13. CONSUMER VEHICLE DAMAGE. The Contractor shall be responsible for all vehicle damage during inspections caused by the act or omission of persons within the control of the Contractor, including but not limited to an employee, agent, partner. associate or representative.

          B. PROGRAM SCHEDULE. The State shall notify all motorists when they are due for testing. Motorists with vehicle identification numbers (VINs) ending in "000" through "495" or containing only "alpha" characters shall be tested by the Contractor during even calendar years. Motorists with VINs ending in "496" through "999" shall be tested by the Contractor during odd calendar years. No vehicle shall be issued more than one initial inspection. However, all vehicles shall be tested by Contractor once during every two (2) year period.

          C. ZONING. The Contractor shall maintain the proper zoning and permits for the operation of each vehicle inspection facility from the appropriate authorities and shall keep on file with the State an up-to-date photocopy of such documentation.



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          D.   INSPECTION FACILITY REQUIREMENTS.

               1. GENERAL. The Contractor shall provide facilities at each site location and shall maintain the uniform design identifiable to the general public. The Contractor shall conform such facilities to any and all applicable local zoning laws ordinances. building codes. etc.

               2. WAIVER INSPECTION AREA. The Contractor shall provide at each site a non-smoking sheltered area for waiver inspections.

               3. SAFETY AND FIRE REQUIREMENTS. The Contractor shall ensure that the facilities comply with all state and local safety and fire codes, ordinances and regulations and with all Occupational Safety and Health Administration ("OSHA") Requirements.

               4. VENTILATION. The Contractor shall ensure that each test facility shall provide adequate ventilation to the vehicle testing and other areas so that OSHA exposure limits are not exceeded. The ventilation system must remove smoke/fumes from the lanes quickly without causing severe drafts. A carbon monoxide (CO) detector must be placed at each vehicle testing area adjacent to each emission testing position and five (5) to six (6) feet above the floor.

               5. VEHICLE SIZE. The Contractor shall provide facilities which accommodate and test vehicles registered at a Gross Vehicle Weight (GVW) up to 10,000 pounds and that at least one lane at each multilane facility accommodate and test large dimension vehicles such as pickups with campers and trucks.

               6. SPACE FOR STATE PERSONNEL AND EQUIPMENT. The Contractor shall ensure that a number of 190 square feet of space for storage of the State's QA/OC equipment and office work space for State personnel are provided at each inspection facility. A parking space shall be reserved for use by a state vehicle. The State at its own risk shall be allowed by the Contractor to park one vehicle within the waiver bay of each facility at night and during the weekends. The State shall have access to such parked vehicles at all times.

               7. COMFORT STATION. The Contract shall ensure that comfort stations are kept clean and sanitary at all times and include for use by all persons on site a handicapped accessible lavatory and toilet.

               8. IDENTIFICATION AND DIRECTIONAL SIGNS. The Contractor shall coordinate with the appropriate governmental entities the placement and setting in place identification and direction signs to direct motorists to an inspection facility from the nearest highway or arterial.



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               9.   WAIT TIME SIGNS.  The Contractor shall provide at each
inspection facility a prominently displayed sign notifying motorists of the average waiting time to expect for an emissions inspection at that facility.

               10. HANDICAPPED ACCESSIBILITY. The Contractor shall ensure that each facility provides access to the handicapped as required by the Americans with Disabilities Act and other federal, state, and local laws, rules, codes, etc. and signage sufficient for a hearing impaired person or a person with limited English language skills to complete the inspection process.

          E. TEST PROCEDURES. The Contractor shall develop and maintain written up-to-date procedures for conducting an IM240 transient test in accordance with the IM240 test procedures described in both the EPA document "High-Tech I/M Test Procedures, Emissions Standards, Quality Control Requirements, and Equipment Specification" (dated April 1994), and EPA 40 CFR
Part 51 Sections 51.357 and 51.358 as may be amended (hereinafter together referred to as the "EPA Test Procedure") which is incorporated herein by reference.

               1. ON-BOARD DIAGNOSTICS PROCEDURES. The Contractor shall test all vehicles subject to on-board diagnostics inspections in accordance with EPA rules as may be promulgated.

               2. DATA COLLECTION/CALCULATIONS. The Contractor shall collect and store data in accordance with IM240 test process data collection methods described in the EPA Test Procedures.

               3. ON-ROAD TESTING. The Contractor shall perform on-road testing to evaluate the emission performance of 0.5 percent of the subject fleet. Measurement of on-road emissions is not required in every season or every vehicle and can be through the use of remote sensing devices or road side pullovers. The Contractor shall file with the State in final form no later than the Commencement Date of this contract the State approved plan for an on-road testing program. The Contractor shall also submit to the State for review and approval any proposed or actual modifications to the such on-road testing plan, including performance parameters and processes.

               4. EQUIPMENT SPECIFICATION. The Contractor shall incorporate testing equipment pursuant to the IM240 equipment specifications described in the EPA Test Procedures which shall accommodate LDTs and LDVs 2-wheel drive and full-time 4-wheel drive vehicles up to 10,000 pounds curb weight.

               5. PROGRAM QUALITY ASSURANCE/QUALITY CONTROL (QA/OC). An ongoing QA/QC program shall be implemented by the Contractor to discover, correct and prevent fraud, waste, and abuse. Also, the Contractor must determine whether procedures



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are being followed, are adequate, whether equipment is measuring accurately, and whether other problems might exist which would impede program performance. The Contractor shall have on file on the Commencement Date of this contract a State approved QA/QC Plan. The Contractor must submit to the State for review and approval any modification to the QA/QC Plan made subsequent to the Commencement Date of this contract. The audits on the measurements systems apparatus conducted by the Contractor must reflect the same conditions that are present when the measurement system is calibrated and when the measurement system is generated. Such an audit plan must be approved by the State.

          F. INSPECTION SYSTEM REQUIREMENTS. The Contractor shall provide and install equipment in each inspection facility to implement the required inspection system (hereinafter called the 'System). The System shall implement and provide for transient IM240 testing.

               1. INSPECTION SYSTEM. The Contractor shall provide an integrated computer-based inspection system in which the operator in the inspection lane is prompted for input data and testing instruction, in which the equipment is interrogated for test data, and in which the computer returns a pass/fall/void decision (with test results or void decision with reasons for void) based on the input and test data. The System shall accept on-line registration information and other data from the Indiana Bureau of Motor Vehicles regarding registrant compliance or non-compliance with minimal costs. Data collected from each inspection facility shall be transmitted by the System in a real-time, on-line manner to a central database located at the Contractor's headquarters office located in Lake or Porter County. All hardware and software on the System shall be of sufficient capacity to maintain all necessary vehicle ownership data, test data, and program enforcement data on-line of both the current calendar year and the previous calendar year. The Contractor shall ensure that the central data base for the State is available through a dedicated/lease telecommunication line. The Contractor shall provide all necessary authorizations for access to and usage of software by State personnel. The parties agree that no software is being developed for the State pursuant to this contract. The Contractor shall install and maintain a communications network providing State personnel with on-line access to the central data base. The Contractor shall install and provide operating software and support for a direct communications link for the State office personal computers. The Contractor shall ensure that data base structure and query capabilities shall utilize current relational techniques and user friendly ad hoc reporting functionality. The Contractor shall be responsible for design, acquisition, implementation operation, and maintenance of the system in each test facility and central data base.



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               The System shall also meet the following criteria:

                    a. The System shall perform and store the results of all routine functional checks required to be performed on the Test equipment as described in EPA Test Procedures.

                    b. The System shall provide a data collection function for at least the data necessary to prepare the reports specified in Section 6(C) of the Request. In addition, the System shall possess the capability to maintain and store vehicle registration information, as updated by the State.

                    c. The System shall generate add store inspection data reinspection data, and waiver and vehicle repair data. The Contractor shall upload data from each inspection facility to the central data base at least daily. The Contractor shall capture and in real time back up all transactions between computers in the program network and a host computer such that the database can be restored and no inspection transaction lost. In addition, a backup copy of the central database shall be both transferred to and maintained by the Contractor at an off site repository on a no less than weekly basis.

                    d. The System shall allow the State to access the database and be capable of allowing both the Contractor and the State to generate reports from the relational database during normal business hours.

                    e. The System shall allow the State to access all data in the host system. An access code system shall prevent unauthorized access and viewing of the data.

                    f. The System shall allow each lane of each test facility to have an appropriate data input station or the equivalent for the inspector and a printer to generate inspection reports or certificates.

                    g. The System shall allow the data input station to limit-check input data, and notify the inspector of out of limit conditions.

                    h. The System shall be supported by application software with all necessary programs to allow the System to correctly perform all specified functions. The State shall have rights to all System program source code and reports generated in event of the replacement of the Contractor, termination of the contract, or other continuation of the program by the State.

                    i. All application software supporting the System written by the Contractor shall achieve the following basic goals in order of importance:

                          i.   Reliable



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                         ii.   Maintainable

                        iii.   User-friendly

                         iv.   Efficient

                    j. Any modifications by the Contractor to the application software supporting the System shall be made to the source code and must be properly documented.

                    k. The application software supporting the System shall enable the Contractor to control all devices. The software shall function in any size I/M inspection facility configuration.

                    The Contractor shall submit to the State all the documentation listed below herein and any other documentation requested by the State on the computer system used by the Contractor under this agreement. The Contractor shall update such documentation on file with the State in a timely fashion.

                          i.   A functional description of the features and
capabilities of the application software;

                         ii.   A functional description, including flow charts
or schematics, of how the application software will relate to the network of computer systems and program equipment (analyzers, etc.);

                        iii. A description of the methodology and rationale used to develop and maintain all software as well as any data flow diagrams and entity relationships models; and operation of the System.

                    The System shall be operational on and after the Commencement Date (See Section III, TERM) of this contract.

                    The Contractor shall provide to the State on the Commencement Date of this contract both a source code escrow agreement and the terms and conditions of all software licenses, such agreement, terms and conditions shall be mutually agreeable to both parties.

                    The Contractor shall maintain a copy of The Source Media Documentation in an escrow account and shall establish an Escrow Agreement as soon as possible after the effective date of the contract

                          i.   SOURCE MEDIA DOCUMENTATION.  The term "Source
Media Documentation" means the following:

                               (a)  a complete copy in machine-readable form of
the Source Code and Executable Code of the Licensed Program(s);



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                               (b)  a complete copy of any existing Design
Documentation; and

                               (c)  complete instructions for compiling and
linking every part of the Source Code into Executable Code, for purposes of enabling verification of the completeness of the Source Code as provided below. Such instructions shall include precise identification of all compilers, library packages, and linkers used to generate Executable Code.

                         ii.   ESCROW FEES.  All fees and expenses charged by
the Escrow Agent will be borne by Contractor.

                        iii. RELEASE EVENTS FOR SOURCE MEDIA DOCUMENTATION. The Source Media Documentation may be released from escrow to the State, temporarily or permanently, solely upon the occurrence during the Contract period of one or more C the following "Escrow Release Events" defined below:

                               (a)  permanently, if Contractor becomes insolvent
or admits insolvency or admits a general inability to pay its debts as they become due; (b) permanently, if Contractor files a petition for protection under the Bankruptcy Code of the United States, or an involuntary petition in bankruptcy is filed against Contractor and is not dismissed within sixty (60) days thereafter;

                               (c)  temporarily, if Contractor proves unable or
otherwise fails to cure a breach of the Contract, for a period of time that would allow the State or its designed to make a reasonable attempt to cure such breach.

                               (d)  permanently, if this contract is terminated
in accordance with the provisions herein and the State itself or through another Contractor intends to continue to operate the Program.

                         iv.   RELEASE EVENT PROCEDURES.  If the State or its
designed desires to obtain the Source Media Documentation from the Escrow Agent upon the occurrence of a Release Event, then:

                               (a)  The State shall comply with the procedures
set forth in the Escrow Agreement to document the occurrence of the Release
Event;

                               (b)  The State shall maintain all materials and
information comprising the Source Media Documentation in strict confidence and shall use and/or disclose such materials and information only in accordance with this Agreement.

                               (c)  If the release is a temporary one, then the
State shall promptly return all released materials



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to Contractor when the circumstances leading to the release are no longer in effect.

                    l. The System shall allow for access and viewing of inspection facility operational data (downtime, throughput, wait time, etc.) for each lane at each inspection facility.

                    m. Prior to Acceptance Testing, the Contractor shall submit to the State a description of how State personnel may access the central database. The Contractor must keep such description current so that the State always has access to the central data base. A schedule of all microcomputers, communications equipment, peripheral hardware, operating systems software, and report generation products shall be identified by the Contractor and an explanation of how they function shall be filed by the Contractor with the State. The Contractor shall keep such schedule and explanation filed with the State current. The State shall have access to all inspection data report generating software, data analysis and reports derived from inspection data that are contained in the database. The State will coordinate its access to the central database with the Contractor such that State inquiries do not adversely impact test operations.

                    n. The Contractor shall supply to the State all communication hardware and software leased telecommunications lines and other pertinent equipment necessary to communicate with the Contractor's database at 9600 baud or greater. Two microcomputers with sufficient capacity and resources, complete with all necessary reporting, analysis, and operating system software shall be provided to the State by the Contractor. The Contractor shall provide servicing during normal working hours between 8:00 a.m. to 5:00 p.m. on all communications equipment within 4 normal working hours of a State request.

                    o. The Contractor to ensure the continuity of testing shall provide the State with a contingency plan for data collection, processing and report generation in the event of a loss during operating hours of telephone service, computer systems breakdown, or electrical power failure.

                    p.   System Security:

                          i. The Contractor shall utilize a multi-level access
code and security system which allows normal testing by the Contractor's staff, control by the inspection facility manager, and access for changes by the Contractor and State personnel.

                         ii.  The security system shall consist of a password
system having different levels of access to database and functions.



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                    q.   Parameters:

                    The Contractor shall ensure that the System error checks all analyzer inputs and notify the operator and the Contractor's headquarters of all out-of-limit conditions. In addition, the Contractor shall insure that the System prepares and transmits to the State a report on a weekly basis detailing location, date, time, reason for out-of-limit condition, corrective action taken, and name of the supervisor responsible for corrective action.

                    r.   Real Time Linkage:

                    Each test lane at each inspection facility in the inspection network shall utilize a realtime data link to the host computer to prevent unauthorized multiple initial tests on the same vehicle in a test cycle and to insure test record accuracy.

               2. EQUIPMENT REQUIREMENTS. The Contractor is responsible for providing all equipment necessary for the operation of the test facilities centers and for the performance of services required under this contract. All such equipment will comply with the design data, documentation and other requirements developed under separate agreement and determined applicable by the State. The Contractor is responsible for determining the degree of interference control required at each facility to ensure the proper operation of any other equipment at the center or neighboring premises and to protect both from degradation by interference signals which may be present The inspection stations shall be equipped to conduct enhanced I/M procedures in accordance with 326 IAC 13-I.l and 40 CFR Part 51, as may be amended, unless the State notifies the Contractor otherwise in accordance with this paragraph. If the State notifies the Contractor that the inspection stations in Clark and FIoyd Counties shall be equipped with equipment to conduct basic I/M or basic "plus" I/M procedures rather than enhanced I/M the parties agree to amend the Consideration agreed to in Section II. of this Contract accordingly. If the State so notifies the Contractor prior to December 15, 1994, the State shall have no liability for any damages the Contractor may incur relative to purchases of equipment. If the State notifies the Contractor after December 15, 1994, the parties agree to address any damages incurred by the Contractor when they amend the Consideration for this Contract.

All equipment used to provide the services required under this contract must meet the following requirements:

               a. All equipment provided shall be designed and constructed in compliance with applicable OSHA regulations in effect on the commencement date of this contract or the date the equipment is selected whichever is later. In addition, all such equipment shall meet the following criteria:



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                    i.   All equipment shall be of the type described in EPA
Test Procedures.

                    ii. All equipment shall allow easy access to all components contained within enclosures. Slide-out or hinged mountings with quick disconnect connectors and handles for extraction shall be employed where enclosures would otherwise prevent access to equipment

                    iii. Mechanical and electrical interchange ability shall exist between like assemblies, components and their replacement parts.

                    iv. No equipment used in the performance of services under the contract shall use batteries or generators unless otherwise specified. Battery backup may be used to maintain computer functions (memory, time keeping, etc.) and emergency generators to maintain electrical power may be used in the event of an electrical power disruption.

                    v. Electronic enclosures shall provide dust-protective housing of sheltered equipment. Ventilating air flow shall be filtered.

                    vi. The Contractor shall meet the requirements of all applicable electrical codes both local and other.

                    vii. Performance of equipment shall be protected from degradation by interference signals which may he present at the facility.

                    viii. Exposed cables used in the inspection lanes shall be designed of material resistant to gasoline, gasohol (10% mixture), oil, water, and engine exhaust. The cables shall be of heavy construction to withstand normal use well as abuse, yet still be easily serviced. Bundled cables shall be protected from abrasion and fraying or dislocation of individual conductors.

               b. SITE STORAGE. The Contractor shall provide storage areas at each test facility which must include wall mount components necessary to safely secure four (4) one hundred fifty (150) cubic feet compressed gas cylinders in upright position at room temperature.

               c. SPARE PARTS INVENTORY. The Contractor shall maintain sufficient inventory of or agreement with third party for guaranteed same day delivery of spare parts to ensure continuous non-stop operation of all equipment during normal hours of inspection.

          3. VEHICLE TEST STANDARDS. The Contractor shall use the emission standards set by the State or the EPA Test Procedures as the vehicle test standard and shall allow for two sets of changes in the numerical levels of such emission standards per year at no cost to the State. If so directed by the State, the Contractor shall provide that certificates of compliance be issued to vehicles that fail only the NOx portion of the test.

               a. RETEST STANDARDS. The Contractor shall use the emission test standards and all portions of the emission test i.e. exhaust, purge, integrity for all vehicles and retest vehicles, regardless of the reason of initial failure.

               b. FAST PASS STANDARDS. The Contractor shall perform fast pass/fail routines in accordance with EPA approved procedure and pursuant to a plan approved by the State. The Contractor understands and accepts that approval by the State of the fast pass/fail routines plan submitted by the Contractor is contingent upon the submission of the plan by the State to EPA and EPA approval of such plan.

               c. ON-BOARD DIAGNOSTICS STANDARDS. The Contractor shall fail test vehicles exceeding the EPA standards for on-board diagnostics.

               d. PREVENTATIVE MAINTENANCE PROCEDURES. The Contractor shall establish and maintain routine preventative maintenance procedures to ensure the reliability of the System during the term of this contract.

               4. PERSONNEL REQUIREMENTS. The Contractor shall be responsible for the hiring and training of all personnel for each inspection facility and for all other personnel performing the Contractor's duties under the Contract The Contractor shall not subcontract the actual operation of any significant aspect of the operation o the Emission Testing Program ("ETP"). The Contractor and its employees shall be barred from engaging (either directly or indirectly) in motor vehicle repair or service motor vehicle parts sales or motor vehicle sales or leasing. The Contractor shall have each employee so employed sign an appropriately worded agreement that such employee shall not engage in any fashion (direct or indirect) in motor vehicle repair or service, motor vehicle parts sales, or motor vehicle sales or leasing. The Contractor shall develop an employee handbook that shall set forth standards of conduct for its employees and disciplinary measures for failure to comply with those standards and shall provide a copy to the State by the Commencement Date of this contract.

               a. PERSONNEL OUALIFICATIONS. The Contractor shall staff facilities with personnel meeting qualifications consistent with the scope of work required to perform the inspections, with the related System maintenance activities, and with all other duties of the Contractor under the contract.

               b. TRAINING. The Contractor shall adequately train all contractor personnel to perform their required duties. Curricula shall include, but are not limited to, the following:

               ETP Orientation

               State Policies

               Vehicle Emissions and Standards

               Inspection and Facility Operations Procedures Customer Service

               Complaint Handling

          The Contractor shall use only inspectors holding a valid appropriate two year Indiana license to conduct ETP inspections. To be licensed by the State, an inspector shall be required to pass an examination developed by the State in conjunction with the Contractor which shall include both written and practicular sections. Such examination shall be administered by the Contractor every two years for existing staff. The examination shall be provided as often as necessary for the Contractor to maintain an adequate number of licensed inspectors to perform its duties under the Contract.

          In addition, each calendar year, beginning the second calendar year under this contract, the Contractor shall provide without charge update/educational sessions open to any and all interested State staffs presenting relevant information and providing appropriate instruction on all aspects, including computer software and hardware, of the motor vehicle emission inspection program. The Contractor shall schedule such training as requested by the State but in no calendar year shall such update/educational sessions total more than forty (40) hours of Contractor presentation time. Such sessions are not a substitute for other reporting responsibilities placed on the Contractor by this contract.

               5.   OPERATING REQUIREMENTS.

                    a. HOURS OF OPERATION. With the exception of State holidays, the Contractor shall initially operate all of the inspection facilities a number of fifty-four (54) hours per week as provided in the schedule below herein:

                       SCHEDULE OF MINIMUM OPERATING HOURS

               WEEKDAYS            MINIMUM OPERATING HOURS
               --------            -----------------------
               Monday              8 a.m. to 7 p.m.

               Tuesday             8 a.m. to 5 p.m.

               Wednesday           8 a.m. to 7 p.m.

               Thursday            8 a.m. to 5 p.m.

               Friday              8 a.m. to 5 p.m.

               Saturday            8 a.m. to 1 p.m.

               Sunday              Closed

     The parties shall monitor the appropriateness of the schedule of minimum operating hours and shall modify it as appropriate for each individual inspection facility to effectively meet the needs of the vehicle registrants of that area. Any modification of the schedule for any individual inspection facility shall be mutually agreed to in writing by the parties. In no instance shall the operating schedule for an inspection facility be for less than the minimum fifty-four (54) hours per week. The parties may, however, modify such fifty-four (54) hours per week requirement through the proper execution of a written amendment to this contract. The Contractor shall post the agreed to operating hours at each inspection facility in a manner clearly visible to the public. The State shall provide the Contractor with a list of State holidays on which all inspections facilities shall be closed. The Contractor shall post with its operating hours such list of State holidays on which the inspection facility will be closed.

               b. INSPECTION FACILITY MAINTENANCE. The Contractor shall ensure that the inspection facilities are kept clean, well maintained and safe. The Contractor shall perform maintenance, including but not limited to, painting, cleaning, and any repairs necessary to keep the inspection facilities and equipment in like-new condition, reasonable wear and tear excepted.

               c. RIGHT OF ENTRY. The State or its designees, but not including direct competitors of the Contractor, shall have the right to enter and inspect any inspection facilities during normal business hours with or without the Contractor present. The right to enter and inspect shall include the inspection and review of all physical facilities, equipment, materials, records, computer files and other items on site whether pertaining to the ETP or not. The Contractor given five days notice by the State shall provide the State or its designee access to inspect any of the facilities during non-business hours.

               d. MOTORIST NOTIFICATION. The State shall ensure that notification to each motorist is provided by including a notice in the registration packet mailed to the motorist by the Indiana Bureau of Motor Vehicles.

               e. CUSTOMER COMPLAINTS. The Contractor shall be responsible for handling customer complaints. The Contractor shall address all complaints in a courteous manner and make every reasonable effort to resolve all complaints in a timely manner. The Contractor shall provide the State on a weekly basis with a complete written list of all customer complaints received by the Contractor and the status of their resolution.

               f. TEST DISPUTES. The Contractor shall be responsible for the initial handling of all test disputes. The Contractor shall address all disputes in a courteous manner and the Contractor shall make every effort reasonable' to resolve the dispute in a timely manner. Disputes which the Contractor cannot resolve shall be referred to the State. The Contractor shall provide the State with a weekly written listing of the status of all test disputes.

               g. CUSTOMER VEHICLE DAMAGE. The Contractor shall be responsible for any vehicle damage during an inspection caused by an act or emission of any of the Contractor's employees, agents, or representatives.

               h. OPERATIONS MANUAL. The Contractor shall file on the Commencement Date of this contract and maintain with the State a file of copy of the then current standard operating procedures and policies manual which shall have been approved by the State. The manual shall describe the procedures used in the performance of all test operations including, but not limited to, data processing, complaint handling, computer programs and procedures issuance of certificates and notices, quality assurance activities, and maintenance.

               The State can request revisions be made and any changes made by the Contractor to the manuals shall be approved by the State prior to their implementation. The Contractor shall supply updated versions of policy/procedures manuals to the State as they become available, or upon request by the State. The Contractor shall not use an operation procedure or apply an operation policy to the program if the procedure or policy is not approved in writing by the State in advance.

               i. FORMS. The Contractor shall file on the Commencement Date of this contract any and all State approved forms for the recording of test results, repair cost data, complaints, and the issuance of compliance, extension and waiver certificates. The Contractor will revise such forms at the reasonable request of the State. Forms may be printed or issued by computer and may serve multiple purpose but must be approved by the State in advance of use by the Contractor.

               j. Upon request by the State, the Contractor will perform up to one thousand (1,000) inspections per year on vehicles that are part of a vehicle scrappage or "cash for clunkers" program.

               6.   REPORTS.

               a. The Contractor shall maintain a master copy of all data so that the State or its designees have easy access to the information. The Contractor is responsible for ensuring that the number of tests and retests by station/lane/tester/time and the corresponding test data, all repair costs, fleet tests, and audit data shall be in the central computer system at the time of testing. The Contractor shall submit all reports to the State in hard copy format and shall also make such information available to the State in an electronically compatible format

               b. The Contractor must secure the approval of the State to make any changes which may affect the ease of access to data or the nature of the data collected or used by the Program. The Contractor shall maintain data confidential at all times including names and mailing lists which shall not be made available by the Contractor to any third party without prior written approval by the State.

               c. The State and the Contractor shall jointly develop report forms.

               d. The Contractor shall provide the operator of each vehicle with a computer generated vehicle inspection report upon completion of each inspection. Vehicle inspection report data provided the motorist shall be simultaneously transmitted by the Contractor to the State computer facilities involved.

               e. The Contractor shall provide the following weekly reports (for each station by day). A weekly report shall be furnished to the State no later than 5:00 p.m. the Wednesday following the week of the report

                    i. A weekly report on the number and percentage of vehicles model year and make:

                    -    Failing the emissions test initially.

                    - Failing the evaporative system integrity test.

                    -    Failing the evaporative system purge
                         test.

                    -    Failing visual equipment testing
                         procedures.

                    -    Passing the first retest for tailpipe
                         emissions.

                    - Initially failed vehicles passing the second or subsequent retest for tailpipe emissions.

                    - Initially failed vehicle passing the visual equipment test on the first or subsequent retest by component.

                    - Initially failed vehicle passing the evaporative system integrity test.

                    - Initially failed vehicle passing the evaporative system purge test on the first or subsequent retest.

                    -    Initially failed vehicles receiving a waiver.

                    - Vehicles with no known final outcome (regardless of reason).

                    ii. A weekly report on the initial test volume by model year and test station.

                    iii. A weekly report on initial test failure rate by the model year and test station.

                    iv. A weekly report on the average increase or decrease in vehicle emissions levels after repairs by model year, vehicle type and test type.

                    v. A weekly report on the number of certificates of compliance and certificates of waiver awarded.

                    vi. A weekly report on quality control and assurance activities as outlined in the Quality Assurance Plan.

                    vii. A weekly report on the number of vehicles tested by model year and vehicle type.

                    viii. A weekly report on the number of paid tests.

                    xi.  A weekly report on general program problems.

               f. The Contractor shall provide the following monthly reports. Monthly reports shall be submitted to the State no later than seven (7) days following the month of-the report. monthly reports shall include a summary of all weekly information plus the following:

                    i. Repair cost data by pollutant and by hired vs. self-repairs for both passed and failed retests;

                    ii. Repair cost data by pressure tests and by hired vs. self-repairs for both passed and failed retests;

                    iii. Repair cost data by purge test and by hired vs. self-repairs for both passed and failed tests;

                    iv. Repair cost data by visual equipment test and by hired vs. self-repairs for both passed and failed tests;

                    v. The following information related to consumer protection:

          -    Disputes;

          -    Complaints; and

          -    Excessive repair cost data.

                    vi.  Test center incidents, accidents, etc.

               g. The Contractor shall provide the following annual reports. Annual reports shall be submitted to the State no later than January 31 of the following year. Annual reports shall include a summary of all monthly information plus the following:

                    i.   Total pass/fail by model year and by vehicle type.

                    ii.  Total exemptions by model year and by vehicle type.

                    iii. Repair cost by model year by vehicle type for hired and self-repair:

                         -    Median cost of hired or self-repair;

                         -    Mean cost of hired or self-repair.

               h. Special Reports. The Contractor shall provide reasonable special reports as requested by the State in a timely manner. These reports may consist of, but are not limited to, the following:

                    i.   Ownership data based on VIN number information; and


                    ii. Test data based on make, model year, VIN character information, knowledge or any combination of these.

               7. PROGRAM AUDIT. The Contractor shall make available, upon reasonable notice by the State, financial, managerial, and technical data for audit by the State at any time during normal business hours.

               a. MANAGERIAL. The Contractor shall provide operational procedure data for the entire ETP for State managerial audits. Managerial audits will be conducted by the State at least annually.

               b. TECHNICAL. The Contractor shall provide data to assist the State in performing in-station performance audits and station-specific operational audits.

               c. PERFORMANCE. Performance audits will include immediate access to the analyzer calibration data and operating verification of data handling equipment. The Contractor shall cooperate with the department to perform overt performance audits. The Contractor shall permit the creation and maintenance of covert records in its on-line inspection database.

               d. OPERATIONAL. Operational audits include areas like courtesy, cleanliness, complaints and data and money handling.

               8. PROGRAM CERTIFICATION AND ACCEPTANCE. The Contractor shall demonstrate to the State's satisfaction that the Program has been established and will operate in accordance with all of the Contract requirements. The Contractor may request acceptance testing and certification by the State of various segments at different times or the entire program operating at one time. The State shall respond as rapidly as possible to conduct the acceptance testing, evaluation and certification. The State shall certify this acceptance in writing.

               Prior to the Commencement Date of the Contract, the Contractor shall have submitted to the State an Acceptance Test Procedure ("ATP") which shall have been approved by the State. The ATP shall include the provisions for a voluntary test program to keep facilities fully operational and shall have demonstrated the readiness of each inspection facility in the presence of the State's employees or authorized representatives and in accordance with the approved ATP:

                    i. GAS ANALYZERS. The minimum ATP for gas analyzers shall demonstrate that all specifications for gas analyzers and all QA/QC requirements applicable to gas analyzers found in the EPA Test Procedures as may be amended have been met and shall include, but not be limited to:

                    -    Electronic zero/span demonstration

                    -    Drift lockout demonstration

                    -    Gas span check demonstration

                    -    Demonstration of accuracy tolerance

                    -    Resolution demonstration

                    -    Response time demonstration

                    -    Drift demonstration

                    -    Calibration demonstration

                    -    Interference demonstration

                    -    Demonstration of low restriction indicator

                    -    Warm up time demonstration

                    -    Leak check, demonstration

                    -    Hang up check demonstration

                    -    Barometric pressure compensation demonstration

               ii. DYNAMOMETERS. The minimum ATP for dynamometers shall demonstrate that all specification for dynamometers in the EPA Test Procedures as may be amended have been met and shall include, but not be limited to:

                    -    Roll speed demonstration

                    -    True dynamometer horsepower demonstration

                    -    Speed-horsepower relationship demonstration

                    -    Short-term horsepower stability demonstration

                    -    Roll brake interlock demonstration

                    -    Wheel lift interlock demonstration

                    -    Roll brake demonstration

                    -    Repeatability demonstration

               iii. Network Operation. The minimum ATP shall include a demonstration of network inspection times and reporting, utilizing a random selection of vehicles (from voluntary inspections or vehicles otherwise made available by the Contractor) at maximum lane capacity. All lanes with a single inspection station shall be operated simultaneously. This will require that each lane be queued to maximum capacity and that a minimum of six repetitive inspections be conducted in each lane to maintain maximum report printer utilization. The inspections shall be conducted in a normal manner by the Contractor, and the State shall verify the inspection times and evaluate the printed inspection reports to determine whether the network performed all the specified functions satisfactorily. The remainder of the inspection network shall have a simulated load placed on it during this procedure.

               iv. VISUAL INSPECTION. The minimum ATP shall include visual inspection of each facility by the State's employees or authorized representative and shall include the following:

                    - An accounting of all specified facility equipment, software, documentation, wiring and plumbing diagrams, and operations and maintenance manuals.

                    - A visual inspection of equipment installation workmanship.

                    - A visual inspection of the facility and site for workmanship.

               9. WAIVER CERTIFICATION. The Contractor shall provide a program for the issuance of a Certificate of Waiver in lieu of a Certification of Compliance for vehicles which cannot achieve passing results after repair attempts if specific criteria are met. The Contractor must document that a minimum expenditure on parts and labor appropriate to the cause of the emissions inspection failure was made by the motorist to demonstrate reasonable repair attempts. Such minimum expenditure shall be at least $450.00 for model year 1981 and newer vehicles and $75 for model year vehicles 1976-1980, in Lake and Porter Counties. In Clark and Floyd Counties the minimum expenditure shall be $200 for model year 1981 and newer vehicles and $75 for model years 1976-1980. The State shall adjust the $450.00 minimum expenditure in Lake and Porter Counties in January of each year by the percentage, if any, by which the Consumer Price Index (CPI) for the preceding calendar year differs from the CPI for 1989. All expenditures must be documented by the Contractor and appropriate to the cause of the emissions test failure. The Contractor reinspection test results must also document the reasons the vehicle will not pass or improve short of major engine repairs. Such a vehicle owner/operator will be instructed to present the vehicle and all related paperwork to the Waiver Surveillance Investigator on the staff of the Contractor. Waiver criteria are subject to change by the State as are State operating policy. Changes in such waiver criteria and operating policy will be coordinated with the Contractor.

          10. RECALL COMPLIANCE. The Contractor shall be responsible for notifying vehicle owners of emissions recalls in accords with EPA rules and/or guidance to be promulgated. The Contractor shall keep records to identify vehicles subject to recall and shall fail the vehicle at inspection if the vehicle is subject to a recall but recall repairs have not been performed.

          11. PUBLIC INFORMATION PROGRAM. The Contractor shall provide a public information program in accordance with The Technical Proposal, Public Information Plan - Section 12, contained in the RFP and incorporated by reference and appended hereto. Public Information activities shall be conducted by the Contractor, subject the approval of the State for each activity. The Contractor shall provide a detailed annual plan and budget for public information activities for each year of the contra The Contractor shall submit a detailed plan and budget to the State for its approval on April 1 for each State biennial budget period.

          The State shall have full authority to approve or disapprove the plan and all aspects of the public information program. If disapproved by the State, the Contractor shall revise the plan and submit it for approval within thirty
(30) days. The cost for the public information program shall be included within and covered the inspection fee, excluding the repair technician hotline.

          The public information program of the Contractor shall include the following activities:

               a. Develop and implement an innovative and aggressive public information program to ensure that the public is aware of the ETP and its objective before it begins and to keep the public informed as the ETP progresses.

               b. Offer technical assistance and provide a hotline service to assist repair technicians with specific repair problems, answer technical questions that aria in the repair process, and answer questions related to the local requirements or state and federal law with regard to emission control device tampering, engine switching similar issues. The Contractor may charge each repair technician using such hotline a reasonable fee to cover the costs of such hotline services. The State shall not reimburse the Contractor for providing such required hotline services. Monitor the performance of individual motor vehicle repair facilities and provide to each owner/operator at the time of initial failure a summary of the performance of local repair facilities that have repaired vehicles for retest. Develop and implement a program to provide information and training to garage mechanics and fleet operators.

               c. Develop and implement a program to respond to inquiries and complaints regarding the ETP as a part of the public information program. This shall include a telephone answering system or "hot-line" to be used by the public for (but not limited to) general information, inquiries on inspection facility operating hours, queuing times and complaints. The Contractor shall follow up on all contacts by the public; except that the State shall be responsible for referrals made by the

Contractor to the State. Referrals to the State shall be inquiries/complaints that are under dispute between the Contractor and the public for which no resolution could be attained.

               d. Develop and distribute general information brochures on the ETP to the public in the program area. Brochures shall include discussions of potential fuel savings, tampering, fuel switching and vehicle warranties. Pamphlets prepared jointly by the Contractor and the State describing the ETP shall be printed at the Contractor's expense and distributed at the test centers for the information and convenience of the public. Additional copies for distribution at locations other than the test centers shall be paid for by the State.

               e. Arrange and participate in public information efforts with appropriate personnel from the State, other federal, state, and local agencies, and interested groups and individuals. If requested by the State, the Contractor shall attend local public meetings to assist the State in making presentations and answering questions concerning the ETP as part of the Contractor's public information effort.

               f. Develop and distribute information to the motoring public on a voluntary inspection program (a get-acquainted inspection phase) to be conducted during mock testing period of facilities prior to the date of the network startrip.

               g.   Work with the Indiana Vocational Technical College (Ivy
Tech) public relations personnel in order to provide a smooth transition of the I/M inspection program during the period where Ivy Tech's involvement is phased out and the Contractor becomes involved. The Contractor will involve Ivy Tech in the public education campaign to effectively communicate ETP changes to all segments of the public. During the last six months of the current program, motorists will be provided by the Contractor itself and through Ivy Tech a notice about the new program, including a map indicating new station locations and a description of the ways the new and old programs are different or the same. Ivy Tech inspectors will be trained by the Contractor to refer motorists to such notice and alert them that it explains upcoming ETP changes.

               h. The Contractor shall submit an annual cost report to the State for activities undertaken for each annual public information plan at the end of each State fiscal year.

          G.   FAILURE OF PERFORMANCE.

          The State prescribes the following forfeitures and/or assessments of amounts otherwise payable under this Contract (see Section II, CONSIDERATION.) for certain identifiable failures of the contractor to meet the terms of the
Contract:

               1. DISREGARDING AN OFFICIAL WRITTEN ORDER. The Contractor or its employees shall forfeit $500 which would otherwise be payable to the Contractor under Section II, CONSIDERATION., for each failure to comply with a legitimate written order relative to the enforcement of this contract of an authorized official of the Indiana Department of Environmental Management.

               2. QUEUING PROBLEMS. The Contractor shall forfeit $200 which would otherwise be payable to the Contractor under Section II, CONSIDERATION., for each hour a test lane queuing violates the requirements set out in page 22 and 23 of the RFP. Such an hour begins at the time of the first violation.

               3. FAILURE TO SUBMIT REPORTS AND NOTIFICATIONS. The Contractor shall forfeit $100 which would otherwise be payable to the Contractor under
Section II, CONSIDERATION., for each day the Contractor fails to submit any reports or notifications required by the Contract on the dates or times specified.

               4. TEMPORARY SUSPENSION. The State shall retain the right to suspend temporarily without an administrative hearing the operation of any station or inspection lane upon discovery of an equipment failure that affects emission reduction benefits or I/M credits. Any suspension by the State may be reinstated provided the failing equipment is adequately repaired and passes a state-conducted quality assurance ("QA") check. The State-conducted QA check would include but is not limited to the requirements set forth in this contract and shall be carried out as expeditiously as possible upon notification by the Contractor that repairs have been completed.

               5. IMPROPER CALIBRATION OF INSTRUMENTS. For each emission inspection in an affected block of inspections performed by the Contractor with instruments that are determined by a gas analyzer span check to be out of calibration, the Contractor shall forfeit 50% of the per initial test amount for the initial test associated with the particular emission inspection involved (see Section II CONSIDERATION). An "affected block of inspections" as used in this contract means the number of inspections performed between the last gas analyzer span check showing proper calibration and the span check showing improper calibration. The Contractor shall maintain in the vehicle inspection system gas analyzer span check data and emission inspection data so that the number of inspections in an affected block of inspections is easily determined by the parties to this contract

               6. FAILURE TO CALIBRATE DAILY. The Contractor shall calibrate the instruments for each test lane each morning before such test lane opens for emission inspection. A written record shall be kept by the Contractor of each morning's calibration by test lane. The Contractor shall be assessed damages of $250 per day for each test lane for which the instniments were not calibrated.

               7. IMPROPER INSPECTION PROCEDURES. Should the State determine the Contractor to be performing emission inspections outside of the State approved test procedures, the State shall promptly provide the Contractor written notification and the bases for such a determination. After such notification, the Contractor shall forfeit the initial test amount for all emission inspections any part of which is performed outside of the State approved test procedures. The State shall reinspect the process at issue as soon as the Contractor notifies the State that the process complies with State approved test procedures but in no instance later than five (5) operating days from the date of notice by the State of such non-compliance.

               8. Should total per initial test amounts forfeited under this paragraph (FAILURE OF PERFORMANCE), by the Contractor exceed $100,000 for any consecutive twelve (12) month period such occurrence may be regarded as a material breach of contract.

               9. If a specific action or failure to act would subject the Contractor to forfeiture of fees or assessment of damages under more than one paragraph of Section G, the State shall withhold fees or assess damages only pursuant to the paragraph in which the damages are greatest.

          H.   FAILURE TO MEET PROGRAM COMMENCEMENT DATE.

               In the event any test lane is not fully operational and the approved acceptance test procedures are not completed on the Commencement Date as may be amended (See Section Ill, TERM.) the State is entitled to damages from the Contractor without exception, as follows:

               1. SINGLE TEST CENTER. If one or more test lanes at only one test center is not fully operational during the first 30 scheduled test days subsequent to the Commencement Date (See Section ffl, TERM.) the contractor shall forfeit a per initial test amount which would otherwise be payable to the Contractor under Section II, CONSIDERATION., as provided below herein: (1) $200.00 per scheduled test day for one lane at a specific test center; or (2) $250.00 per lane per scheduled test day for two lanes or one-half of total lanes at a test center whichever is greater, at the same center; or (3) $500.00 per lane per scheduled test day if over half but not all lanes at a specific test center are not fully operational or one lane at the optional central waiver center is not fully operational; or (4) $2,500.00 per scheduled test day if all lanes at a test center or optional central waiver center are not fully operational.

               2. MORE THAN ONE TEST CENTER. If one or more test lanes at more than one test center is not fully operational during the first 30 scheduled test days subsequent to the

Commencement Date (See Section Ill, TERM.) the Contractor shall forfeit per initial test amount which would otherwise be payable to the Contractor under
Section II, CONSIDERATION., as follows:

                    a. For one lane at each of any two or more test centers - $400.00 per scheduled test day per lane not operational;

                    b. For two lanes at each of any two or more test centers - $500.00 per scheduled test day per lane not operational; and

                    c.   For three lanes at each of any two or more test centers
- - $1,000.00 per scheduled test day per lane not operational.

          3. SUBSEQUENT TO FIRST THIRTY DAYS. For failure of test lanes to be fully operations subsequent to the first 30 scheduled test days, the damages specified under this Section shall be doubled or the Contract may be declared in default and terminated in accordance with the provisions of this contract.

               The Contractor shall provide daily status reports to the State until all lanes and centers are accepted and operational that address in detail the problems causing failure to operate any and all test lanes and/or centers, solutions or actions taken to resolve problems and updates as to when each lane will be available for acceptance testing by the State.

          4. Should the total amounts forfeited under this Paragraph, H. FAILURE TO MEET PROGRAM COMMENCEMENT DATE., by the Contractor exceed $100,000, such occurrence may be regarded as a material breach of contract

          I.   DELAY IN PERFORMANCE.

In each case where the Contractor submits a plan, design, report or other item to the State of approval, the State shall use its best efforts to issue approval or disapproval as expeditiously as possible within fifteen (15) days of receipt. The parties shall, to the extent possible, identify in advance any items for which State approval is iikely to require more than fifteen (15) days.

If delay on the part of the State in approval of a proposed change to a test procedure will result in unavoidable damage to persons or property, the Contractor shall promptly and fully notify the State of the particulars of such situation and may institute the proposed change and the State shall not assess penalties pursuant to Section G herein.

II. CONSIDERATION. The Contractor in payment for all services provided under this agreement shall be paid by the State $21.78 per initial test provided, however, that total remuneration under this contract shall not exceed $6,011,500 for the 1995-1996 State fiscal year and $6,074,000 for the 1996-1997 State fiscal year.

The parties agree that total remuneration for the 1997-1998, 1998-1999, 1999-2000, 200(2001, 2001-2002, 2002-2003, 2003-2004, 2004-2005 State fiscal periods shall be determined after the respective State biennium budget has been approved by the State General Assembly. The parties agree that all requests for state appropriations for I/M program funding be prospective taking into consideration both current and proposed State and federal regulation and law and including all pertinent available historical information. In addition, the parties agree that such total remuneration for each of the subsequent State fiscal periods shall be amended into this contract or otherwise be without effect

III. TERM. This contract shall be for a period of ten (10) years. It shall commence on July 1, 1995, (the "Commencement Date") and terminate on June 30, 2005 (the "Termination Date"). The parties agree that the TERM of this agreement may be modified by amendment as provided by State law.

IV.  INDEPENDENT CONTRACTOR

     Both parties hereto, in the performance of this contract, shall be acting in an individual capacity and not as agents, employs partners, joint ventures or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party shall assume any liability for any injury (including death) to any persons, or any damage to any property arising out of the acts or omissions of the agents, employees, or subcontractors of the other party.

          The Contractor shall be responsible for providing all necessary unemployment and worker's compensation insurance for the employees of the Contractor and personal injury (liability) and property damage insurance for all test sites and Headquarters offices. Upon request the Contractor shall provide the State with Certificate of Insurance showing such insurance coverage, as described above herein, in effect.

V.        VERBAL ORDERS

          The Contractor shall make no deliveries of goods or services on verbal orders unless otherwise stated in the contract.

VI.       WORK STANDARDS

          The Contractor agrees to execute its respective responsibilities by following and applying at all times the acceptable professional and technical guidelines and standards. If the State becomes dissatisfied with the work product or the working relationship with those individuals assigned to work on this Contract, the State may request the replacement of any of all such individuals.

VII.      CONTRACT CONFIDENTIALITY OF STATE INFORMATION

          The Contractor understands and agrees that data, materials, and information disclosed to Contractor may contain confidential and protected data, therefore, the Contractor promises and assures that data, material, and information gathered, based upon or disclosed to the Contractor for the purpose of this contract shall not be disclosed to others or discussed with other parties without the prior written consent of the State.

VIII. CONFIDENTIALITY OF DATA, PROPERTY RIGHTS IN PRODUCTS. AND COPVRIGHT PROHIBITION

          The Contractor further agrees that all information, data, finding, recommendations, proposals, (excluding computer software programs) etc. by whatever name described and by whatever form therein, secured, deyeloped, written, or produced by the Contractor in furtherance of this Contract shall be the property of the State and that the Contractor shall take such action as is necessary under law to preserve such property rights in and out of the State while such property is within the control and/or custody of the Contractor. By this contract the Contractor specifically waives and/or releases to the State any recogniiable property right in the Contractor to copyright or patent such information, data, findings, recommendations, proposals, etc.

IX.       OWNERSHIP OF DOCUMENTS AND MATERIALS

          All documents, records, programs (excluding computer software programs), data, film, tape, articles, memos, and other materials developed under this contract shall be the property of the State of lndiana. Use of these materials other than related to contract performance by the Contractor without the written consent of the State is prohibited. During the performance of the services, specified, herein, the Contractor shall be responsible for any loss or damage to these materials developed for or supplied by the State and used to develop or assist in the services provided herein, while they are in the possession of the Contractor and any loss or damage thereto shall be restored at the Contractor's expense. Full, immediate and unrestricted access to the work product of the Contractor during the term of this contract shall be available to the State.

X.        PROGRESS REPORTS.

          The Contractor shall submit progress reports to the State upon request The report shall be oral, unless the State upon receipt of the oral report should deem it necessary to have it in written forms. The progress report shall serve the purpose of assuring the State that work is progressing in line with the schedule, and the completion can be reasonably assured on the scheduled date.

XI.       ACCESS TO RECORDS

          The Contractor and its subcontractors shall maintain all hooks, docurnents, papers, accounting records, and other evidence pertaining to the cost incurred and shall rnake such materials available at their respective offices at all reasonable times during the contract period and for three (3) years from the date of final payment under the contract, for inspection by the State or by any other authorized representative of the State Government and copies thereof shall be fuuished at no cost to the State if requested.

XII.      ASSIGNMENT

          The Contractor shall not assign or subcontract the whole or any part of this contract without the State's prior written consent, except that the Contractor may assign its right to receive payments to such third parties as the Contractor may desire without the prior written consent of the State, provided that the Contractor gives written notice (including evidence of such assignment) to the State thirty (30) days in advance of any payment so assigned.

XIII.     INSOLVENCY

          The State of Indiana may immediately cancel this contract without liability to the Contractor in the event of any of the following or any other comparable event: a) insolvency of the Contractor; b) filing of a voluntary petition in baiikruptcy by the Contractor; c) filing of any involuntary petition in barrcruptcy against the Contractor; d) appointment of a receiver or trustee for the Contractor; or e) execution of an assignment for the benefit of creditors by the Contractor, provided that such petition appointment or assignment is not vacated or nullified within fifteen (15) days of such event.

XIV.      SUCCESSORS AND ASSIGNEES

          The Contractor binds its successors, executors, administrators, and assignees to all covenants of this contract. Except as above set forth, the Contractor shall not assign, sublet or transfer its interest in this contract without the prior written consent of the State of Indiana.

XV.       KEY PERSON(S)

          The parties agree that there are no key persons under this contract.

XVI.      CHANGES IN WORK

          In the event the State requires a major change in scope, character, or complexity of the work after the work has progressed, adjustments in compensation to the Contractor shall be determined by the State in the exercise of its honest and reasonable judgment and the Contractor shall not commence the additional work or the change of the scope of the work until authorized in writing by the State and no claim for additional compensation shall be made in the absence of a prior written approval executed by all signatories hereto.

          The State reserves the right at any time, by written order, and without notice to the sureties or assignees, if any, to make changes within the general scope of this contract in any one or more of the following:

          1.   Description of services to be performed.

          2. Time of performance (i.e., hours of the day, days of the week, etc.).

          3.   Place of performance of the services.

          4. Drawings, designs, or specifications of supplies or service to be provided.

          5.   Method of shipment or packing of supplies.

          6. Method, timing, or location of inspection, testing or quality control.

          If any such changes cause an increase or decrease in the cost of, the time required for, or performance of any part of the work under this contract, the State shall make an equitable adjustment in the contract price, the delivery schedule, or both, by the exercise of the State's honest and reasonable judgment.

          The Contractor may submit a request for an adjustment under this paragraph 31 within thirty (30) days from the date of the receipt of the written order. The Contractor shall submit such documentation in such form and detail as the State may direct.

          Failure to agree to any adjustment shall be a dispute under the disputes clause. However, nothing in this paragraph shall excuse the Contractor from proceeding with the performance of this contract.

XVII.     FORCE MAJEURE; SUSPENSION AND TERMINATION

          In the event that either party is unable to perform any of its obligations under this contract or to enjoy any of its benefits because of (or if failure to perform the services is caused by) natural disaster, actions or decrees of governmental bodies or communication line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything reasonably possible to resume performance within a practicable amount of time. Upon receipt of such notice, all obligations affected by the Force Majeure Event under this contract shall be immediately suspended.
If the period of nonperformance exceeds practicable amount of time to resume perforance, the party whose ability to perform has not been so affected may by giving written notice teriinate this contract

XVIII.    NONDISCRIMINATION

          A. Pursuant to IC 22-9-1-10, Contractor and its subcontractors, if any, shall not discriminate against any employee or applicant for employment, to be employed in the performance of this contract, with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, handicap, national origin, or ancestry. Breach of this covenant may be regarded as a material breach of contract.

          B. The Contractor and any agent of the Contractor, in the perfomance of the work under this contract, shall comply with 42 U.S.C. 2000e, provided the Contractor has fifteen or more employees for each woridng day in each of twenty or more calendar weeks in the current or preceding calendar year. 42 U.S.C. 2000e states in part that it shall be unlawful for the Contractor to:

               1. fail or refuse to hire or to discharge any individual, or otherwise to discriminate against any individual with respect to compensation, terms, conditions, or privileges of employment, because of such individual's race, color, religion, sex, or national origin; or

               2. to limit, segregate, or classify its employees or applicants for employment in any way which would deprive or tend to deprive any individual of employment opportunities or otherwise adversely affect any individual of employment opportunities because of such individual's race, color, religion, sex or national origin.

     The Contractor shall comply with 42 U.S.C. 2000e, the terms of which are incorporated by reference and made a part of this contract. Breach of this covenant may be regarded as a material breach of the contract.

          C. The Contractor agrees to comply with the regulations of the U.S. Department of Transportation relative to non-discrimination in federally-assisted programs of the U.S. Department of Transportation, Title 49, Code of Federal Regulations, Part 21, effectuates 42 U.S.C. 2000e above, and is incorporated by reference and made a part of this contract. Pursuant to 49 CFR
Part 21, the Contractor agrees as follows:

               1. NONDISCRIMINATION: The Contractor, with regard to the work performed by it after award and prior to completion of the contract work, will not discriminate on the grounds of race, color, or national origin in the selection and retention of subcontractors, including procurement of materials and leases of equipment.
The Contractor will not participate either directly or indirectly in the discrimination prohibited by Section 21.5 or the regulations, including employment practices when the contract covers a program set forth in Appendix "A" of the regulations.

               2. SOLICITATIONS FOR SUBCONTRACTS, INCLUDING PROCUREMENT OF MATERIALS AND EQUIPMENT: In all solicitations either by competitive bidding or negotiation made by the Contractor for work to be performed under a subcontract, including procurement of materials or equipment, each potential subcontractor or supplier shall be notified by the Contractor of the Contractor's obligations under this contract and the regulations relative to non-discrimination.

               3. INFORMATION AND REPORTS: The Contractor will provide all information and reports required by the regulations, or directives issued pursuant thereto, and will permit access to directives issued pursuant there to, and will permit access to its books, records, accounts, and other sources of information, and its facilities as may be determined by the State or the Federal Highway Administration to be pertinent to ascertatn compliance with such regulations or directives. Where any information required of a Contractor is in the exclusive possession of another who fails or refuses to furnish this information, the Contractor shall so certify to the State, or the Federal Highway Administration as appropriate, and shall set forth what efforts it has made to obtain the information.

               4. SANCTIONS FOR NONCOMPLIANCE: In the event of the Contractor noncompliance with the nondiscrimination provisions of this contract, the State shall impose such contract sanctions as it or the Federal Highway Administration may determine to be appropriate, including, but not limited to, suspension or termination or refusal to grant or to continue federal financial assistance or by any other means authorized by law.

               5. INCORPORATION OF PROVISIONS: The Contractor will include the provision of paragraph (1) through (5) in every subcontract including procurements of materials and leases of equipment, unless exempt by the regulations or directives issued pursuant thereto. The Contractor will take such action with respect to any subcontract or procurement as the State or the Federal Highway Administration may direct as a means of enforcing such provisions including sanctions for noncompliance. In the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or supplier as a result of such direction, the Contractor may request the State to enter into such litigation to protect the interests of the State and, in addition, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

XIX.      MULTI-TERM FUNDING CANCELLATION CLAUSE

          If the Director of the State Budget Agency rnakes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this contract, the contract shall be cancelled.
A determination by the Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive. In addition, should the federal government withhold, move to recoup, or cancel the grant of federal funds identified to support this contract the contract shall be cancelled. Such federal funds identified as those to be provided under the Congestion Mitigation Air Ouality federal grant program commonly referred to as "CMAQ".

XX.       PAYMENTS.

          All payment obligations are subject to the encumbrance of monies and shall be made in arrears in accordance with Indiana law and the State fiscal policies and procedures and in this regard the Contractor agrees to execute such state payment (invoice) forms not inconsistent herewith. Contractor may not submit claim forms before the services have been performed.

XXI.      TAXES

          The State of Indiana is exempt from State, Federal, and local taxes. The State shall not be responsible for any taxes levied on the Contractor as a result of this contract

XXII.     PENALTIES/INTEREST/ATTORNEY'S FEES

          The State shall in good faith perform its required obligations hereunder and does not agree to pay any penalties, liquidated damages, interest, or attorney's fees, except as required by Indiana law, in part, lC 5-17-5-1, ET seq., IC 34-2-22-1, ET SEQ. and IC 344-16-1.1 ET SEQ.

XXIII.    COMPLIANCE WITH LAWS

          The Contractor agrees to comply with all applicable Federal, State, and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein, are hereby incorporated by reference. The enactment of any State of Federal statute or the promulgation of regulations thereunder after execution of this contract shall be reviewed by the Attorney General and the Contractor to determine whether the provisions of the Contract require formal amendment.

XXIV.     TERMINATION BY STATE

          The State may terminate this contract, in whole or in part, if the State determines that such terminating is in its best interest. Termination shall be effected by giving sixty (60) days prior written notice to the Contractor. Notice shall be by United States mail return receipt requested. The sixty (60) day time period shall begin to run upon receipt of the notice by the Contractor. Should the State terminate the Contract, the Contractor shall be compensated for services prior to the date of termination, but in no case shall the total payment to the Contractor exceed the contract price due for the period up to the date of termination. In addition, the Contractor retains its right to, and may claim for property used or intended to be used in the performance of services under this contract, equitable compensation for the reasonable costs the Contractor is obligated to and does incur, subject to appropriations, and including the costs under any financial arrangements or leases in regard to such property, the costs for nonreturnable supplies in the possession of the Contract, severance costs, demobilization costs, and other appropriate costs, provided the Contractor maintains sufficient documentation to evidence such costs and takes all reasonable measures to mitigate the amount of such costs. The State shall have the right to audit the Contractor and the Contractor shall provide the State access to the books and records of the Contractor so that the State may verify costs incurred by the Contractor.

XXV.      DEFAULT BY STATE

          If the State, after sixty (60) days written notice, fails to correct or cure any breach of this contract, then the Contractor may cancel and terminate this agreement and collect monies due up to and including the date of termination.

XXVI.     GOVERNING LAWS

          This contract shall be construed in accordance with and governed by the laws of the State of Indiana, and suit, if any, must be brought in the State of Indiana.

XXVII.    INDEMNIFICATION

          Contractor agrees to indemnify, defend, and hold harmless the State of Indiana and its agents, officers, and employees from all claims and suites including court costs, attorney fees, and other expenses caused by any act or omission of the Contractor and/or its subcontractors if any. The State shall not provide such indemnification to the Contractor.

XXVIII.   SUBSTANTIAL PERFORMANCE

          This contract shall be deemed to have been substantially performed only when fully performed according to its terms and conditions and any modification thereof.

XXIX.     MAINTAINING A DRUG-FREE WORKPLACE.

          A. Contractor hereby covenants and agrees to make a good faith effort to provide and maintain during the term of this contract a drug-free workplace, and that it shall give written notice to the contracting state agency and the Indiana Deparment of Administration within ten (10) days after receiving actual notice that an employee of Contractor has been convicted of a criminal drug violation occurring in Contractor workplace.

          B. In addition to the provisions of subparagraph A above, if the total contract amount set forth in this contract is in excess of $25,000, Contractor hereby further agrees that this contract is expressly subject to the terms, conditions, and representations contained in the Drug-Free Workplace Certification executed by Contractor in conjunction with this contract and which is appended as an attachment hereto.

          C. It is further expressly agreed that the failure of Contractor to in good faith comply with the terms of subparagraph A above or falsifying or otherwise violating the terms of the certification referenced in subparagraph B above shall constitute a material breach of this contract, and shall entitle the State to impose sanctions against the Contractor including, but not limited to, suspension of contract payments termination of this contract, and/or debarment of the Contractor from doing further business with the State for up to three (3) years.

XXX.      WAIVER OF RIGHTS

          No right conferred on either party under this contract shall be deemed waived and no breach of this contract excused unless such waiver or excuse shall be in writing and signed by the party claimed to have waived such right.

XXXI.     NON-COLLUSION AFFIDAVIT

          The Contractor, by the signature of its duly authorized representative to the Non-Collusion Affidavit, appended herein, swears, affirms, and gives assurance that there has been no collusion between the Contractor and any State employee, officer, or agent in the awarding of this contract and that the Contractor has prior to the execution of said affidavit, caused an inquiry to be made of all interested employees agents or representatives of tee Contractor.

XXXII.    PERFORMANCE BOND

          The Contractor must furnish a performance bond in the amount of $1,000,000 (one million dollars) bond may be in the form of a cashier's check, a certified check or a surety bond. If a surety bond is executed, the surety company must be authorized to do business in the State of Indiana as approved by the Insurance Department of the State of Indiana. The performance bond shall be made payable to the Indiana Department of Administration, and shall be effective for the duration of the contract. Notwithstanding any other provisions relating to the term of the contract, the Contractor shall not begin performance of services under this contract until the performance bond required by the contract is delivered by the Contractor to the State in the correct amount.

XXXIII.   DISPUTES

          Should any disputes arise with respect to this contract, the Contractor and the State agree to act immediately to resolve any such disputes. Time is of the essence in the resolution of disputes. The Contractor agrees that, the existence of a dispute notwithstanding it shall continue without delay to carry out all its responsibilities under this contract which are not affected by the dispute. Should the Contractor fail to continue without delay to perform its responsibilities under this contract in the accomplishment of all non-disputed work, any additional cost as incurred by the Contractor or the State as a result of such failure to proceed shall be borne by the Contractor, and the Contractor shall make no claim against the State of Indiana for such costs. If the Contractor and the State cannot resolve a dispute within ten (10) working days following notification in writing by either party of the existence of said dispute, then the following procedure shall apply:

          The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Admiistration who shall reduce his or her decision to writing and mail or otherwise furnish copy thereof to the Contractor and the State within ten (10) working days after presentation of such dispute for his decisions. His or her decision shall be final and conclusive unless the Contractor mails or otherwise furnishes to the Commission of Administration within ten (10) working days after receipt of the Commissioner's decision, a written appeal. Within ten (10) working days of receipt by the Cornmissioner, he or she may reconsider his or her decision. If no reconsideration is provided within ten (10) working days, the Contractor may submit the dispute to an Indiana court of competent jurisdiction.

          The State may withhold payments on disputed items pending resolution of dispute. The non-payment by the State to the Contractor of one or more invoices not in dispute shall not constitute default. However, the Contractor may bring suit to collect such monies without following the dispute procedure contained herein.

XXXIV.    DISADVANTAGED BUSINESS ENTERPRISE PROGRAM

          A.   General

          1. Notice is hereby given to the Contractor or subcontractor that failure to carry out the requirements set forth in 49 CFR Section 23.43(a) shall constitute a breach of contract and, after notification, may result in termmation of the contract or such remedy as the State deems appropflate.

          The referenced section requires the following policy and disadvantaged business enterprise (DBE) obligation to be included in all subsequent contracts between the Contractor and any subcontractor:

               (a) It is the policy of the State that disadvantaged business enterprises, as defined in 49 CFR Part 23, shall have the maximum opportunity to participate in the performance of contracts financed in whole or in part with federal funds under this contract. Consequently the DBE requirements of 49 CFR
Part 23 apply to this contract.

               (b) The Contractor agrees to ensure that disadvantaged business enterprises, as defined in 49 CFR Part 23, have the maximum opportunity to participate in the performance of contracts and subcontracts financed in whole or in part with federal funds provided under this contract. In this regard, the Contractor shall take all necessary and reasonable steps, in accordance with 49 CFR Part 23, to ensure that disadvantaged business enterprises have the maximurn opportunity to compete for and perform contracts. The Contractor shall not discriminate on the basis of race, color, national origin, or sex tn the award and performance of federally assisted contracts.

               2. As part of the Contractor's equal opportunity affirmative action program, it is required that the Contractor shall take positive affirmative actions and put forth good faith efforts to solicit proposals or bids from and to utilize disadvantaged business enterprise subcontractors, vendors or suppliers.

          B.   Definitions

               1. "Disadvantaged business enterprise" means a small business concern:

                    (a) which is at least 51 percent owned by one or more socially and economically disadvantaged individuals, or, in the case of any publicly owned business at least 51 percent of the stock of which is owned by one or more socially and economically disadvantaged individuals; and

                    (b) whose management and daily business operations are controlled by one or more of the socially and economically disadvantaged individuals who own it.

               2. "Small business concern" means a small business as defined pursuant to section 3 of the Srnall Business Act and reliant regulations promulgated pursuant thereto, except that a small business concern shall not include any concern or group of concerns controlled by the same socially and economically disadvantaged individual or individuals which has annual average gross receipts in excess of $25 million over the previous three fiscal years.

               3. "Socially and economically disadvantaged individuals" means those individuals who are citizens of the United Stated (or lawfully admitted permanent residents) and who are women, Black Americans, Hispanic Americans, native Americans, Asian-Pacific Americans, or Asian-Indian American, and any other minorities or individuals found to be disadvantaged by the Small Business Administration pursuant to section 8 (a) of the Small Business Act.

               4. "Certified disadvantaged business enterprise" means the business has completed and filed with the State a request for certification, and that the business had been reviewed and determined to comply with the guldelines established in 49 CFR Part 23. A business which is determined to be eligible will be certified as a disadvantaged business enterprise (DBE).

          C.   Subcontractors

               1. If the Contractor intends to subcontract a portion of the work, the Contractor is required to take affirmative actions to seek out and consider DBEs as potential subcontractors prior to any subcontractuai comLnitment.

               2. The contracts made with potential DBE subcontractors and the results thereof shall be documented and made available to the State and the Federal Highway Admmistration (FHWA) when requested.

               3. A request to sublet a portion of the work to a firm that is not a DBE shall include Form DBE-2 and documentation evidencing contacts and the results thereof made with potential DBEs for the specific work to be subcontracted, in compliance with C.1 and C.2.

               4. If a portion of the work under this contract is subcontracted to a DBE firm, then upon completion of the project, a Disadvantaged Business Enterprise Utilization Affidavit, Form DBE-3, shall be completed by the Contractor and returned to the State. The contractor and the subcontractor/lessor/supplier shall certify on the DBE-3 form that specific amounts have been paid and received.

          D.   Affirmative Actions

               The Contractor shall, as a minimum, develop an affirmative action plan for a Disadvantaged Business Enterprise program which includes:

               1. Appointment of a representative with authority to administer the Contractor's Disadvantaged Business Enterprise Program.

               2. Documentation of affirmative action methods and procedures intended to be used in seeking out and considering certified DBEs as subcontractors or suppliers.

               3. Maintenance of a list of certified DBEs to be contracted prior to the selection of a potential subcontractor for the particular items, within the capabilities of the DBEs. This list shall include but not be limited to:

                    (a) the name of each subcontractor or supplier and a notation as to their DBE certification status; and

                    (b) the potential type of work or services to be performed by each subcontractor or supplier.

          E.   Records and Reports

               1. The Contractor shall keep such records as are necessary to determine compliance with this contract. The records kept by the Contractor shall show, as a minimum:

               (a) the number of disadvantaged and non-minority subcontractors and suppliers and type and dollar value of work, materials or services being performed on or incorporated in this project;

               (b) the progress and efforts made in seeking out disadvantaged contractor organizations and individual disadvantaged contractors for work on this project;

               (c) documentation of all correspondence, contacts, telephone calls, etc., to obtain the services of DBEs on this contract.

               2. The Contractor shall submit reports, as required by the State, of those contracts and other business agreements executed with DBEs with respect to the records referred to in paragraph E.1.

               3. All such records must be maintained for a period of three years following acceptance of final payment and shall be available for inspection by the State and the Federal Highway Administration.

          F.   Leases and Rentals

               The Contractor shall notify the State when purchase or rental of equipment are made with disadvantaged businesses. The information submitted shall include the name of the business, the dollar amount of the transaction, and the type of purchases made or type of equipment rented.

          G.   DBE Program

          Unless otherwse specified in this contract, the DBE program developed by the State and approved by the Federal Highway Administration applies to this.

XXXV.     POLLUTION CONTROL REQUIREMENTS

          If this contract is for $100,000 or more, the Contractor:

          A. stipulates that any facility to be utilized in performance under or to benefit from this contract, is not listed on the Environmental Protection Agency (EPA) List of Violating Facilities issued pursuant to the requirements of the Clean
Air Act, as amended, and the Federal Water Pollution Control Act, as amended;

          B. agrees to comply with all of the requirements of section 114 of the Clean Air Act and section 308 of the Federal Water Pollution Control Act, and all regulations and guidelines issued thereunder and

          C. stipulates that, as a condition of federal-aid pursuant to this contract, it shall notify the State and Federal Highway Administration of the receipt of any advice indicating that a facility to be utilized in performance under or to benefit from this contract is under consideration to be listed on the EPA Listing of Violating Facilities.

XXXVI.    CERTIFICATION FOR FEDERAL-AID CONTRACTS

          The Contractor certifies, by signing and submitting this contract, to the best of its knowledge and belief, that the Contractor has complied with
Section 1352, Title 31, U.S. Code, and specifically, that:

          A. No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grand loan, or cooperative agreement.

          B. If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any Federal agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this federal contract, grant, loan, or cooperative agreement the undersigned shall complete and submit Standard Form-LLL "Disclosure Form to Report Lobbying," in accordance with its instructions. This form is available through the State.

          This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. This certification is a prerequisite for making or entering into this transaction imposed 31 U.S.C. sec. 1352.

          The Contractor also agrees by signing this contract that it shall require that the language of this certification be included in all lower tier subcontracts, which exceed $100,000, and that all such subrecipients shall certify and disclose accordingly. Any person who fails to sign or file this required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each failure.

XXXVII.   NON-COLLUSION AFFIDAVIT

          The Contractor shall execute a proper Non-Collusion Affidavit (Indiana Form 4391) which is incorporated by reference and appended hereto.

     The parties having read and understanding the foregoing terms of the contract and amendments do by their respective signature dated below hereby agree to the terms thereof:

FOR THE CONTRACTOR

By:  /s/ F. Robert Miller          Attested by:  /s/ Ann Marie Alfrey
   ---------------------------                 ---------------------------

Printed Name: F. Robert Miller     Printed Name: Ann Marie Alfrey
              ----------------                  --------------------------

Title:        President            Title:        Notary Public
       -----------------------           ---------------------------------

Date:     November 21, 1994        Date:         11/21/94
      ------------------------           ---------------------------------

FOR THE STATE OF INDIANA:


Approved:                          Approved:
/s/ Kathy Prosser                  /s/
- --------------------------------   -----------------------------
Kathy Prosser, Commissioner        Rebecca Schenk, Deputy
Indiana Department of              Indiana Department of
  Environmental Management           Environmental Management


Date:   12/7/94                    Date:   12-2-94
      -------------------------          -----------------------

Approved:

/s/
- ---------------------------------
William Shrewsberry, Commissioner

Indiana Department of Administration

Date:  December 8, 1994
     -------------------------------


Approved as to form and legality:       Approved:
/s/                                     /s/
- --------------------------------        -----------------------------
Pamela Carter                           Director, State Budget
Attorney General of Indiana               Agency


Date:   12/15/94                   Date:   12/15/94
      -------------------------          -----------------------

                            CERTIFICATE OF CONTRACTOR


     I hereby certify that I am the President and duly authorized representative of the firm of Systems Control, Inc., whose address is 246 Sobrante Way, Sunnyvale, CA 94086, and that neither I nor the above firm I here represent has:
     (a) employed or retained for a commission, percentage, brokerage, contingent fee, or other consideration, any firm or person (other than a bona fide employee working solely for me or the above consultant) to solicit or secure this contract,

     (b) agreed, as an express or implied condition for obtaining this contract, to employ or retain the services of any firm or person in connection with carrying out the contract, or

     (c) paid, or agreed to pay, to any firm, organization or person (other than a bona fide employee working solely for me or the above consultant) any fee, contribution, donation, or consideration of any kind for, or in connection with, procuring or carrying out the contract;

except as herein expressly stated (if any):  None
                                           ----------------------

     I further certify that no employee officer or agent or partner or any member of their immediate families of this firm is employed or retained either full or part-time, in any manner by the Indiana Department of Environmental Management or the Indiana Department of Transportation; except as herein expressly stated (if any);

            None
     -----------------------------------------

     I acknowledge that this certificate is to be furnished to the Indiana Department of Environmental Management which may provide a copy to the Indiana Department of Transportation and/or the Federal Highway Administration - Department of Transportation in connection with this contract involving participation of Federal-aid highway funds, and is subject to applicable State and Federal laws, both criminal and civil.

   11/21/94                                /s/ F. Robert Miller
- --------------------------              ----------------------------------
(Date)                                  (Signature)

          CERTIFICATE OF INDIANA DEPARTMENT OF ENVIRONMENTAL MANAGEMENT


     I hereby certify that I am the Commissioner or Deputy Commissioner of the Indiana Department of Environmental Management, and the above consulting firm or its representative has not been required, directly or indirectly as an express or implied condition in connection with obtaining or carryhg out this contract to:

     (a)  employ or retain, or agree to employ or retain, any firm or person, or

     (b) pay, or agree to pay, to any firm, person, or organization, any fee, contribution, donation, or consideration of any kind except as herein expressly stated (if any):  NONE

     I acknowledge that this certificate is to be furnished to the Indiana Department of Transportation and/or the Federal Highway Administration, Department of Transportation, in connection with this contract involving participation of federal-aid highway funds, and is subject to applicable state and federal laws, both criminal and civil.




   12/7/94                                 /s/
- --------------------------              ----------------------------------
(Date)                                  (Signature)

                             DEBARMENT CERTIFICATION


     This certification applies to the Contractor or any person associated therewith in the capacity of owner, partner, director, officer, principai investor, project director, manager, auditory, or any position involving the administration of Federal funds.

INSTRUCTIONS FOR CERTIFICATION

1. By signing and submitting this Contract, the prospective primary participant is providing the certification set out below.
2. The inability of a person to provide the certification required below will not necessarily result in denial of participation in this covered transaction. The prospective participant shall submit an explanation of why it cannot provide the certification set out below. The certification or explanation will be considered in connection with the department or agency's determination whether to enter into this transaction. However, failure of the prospective primary participant to furnish a certification or an explanation shall disqualify such person from participation in this transaction.
3. The certification in this clause is a material representation of fact upon which reliance was placed when the department or agency determined to enter into this transaction. If it is later determined that the prospective primary participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency may terminate this transaction for cause or default.
4. The prospective primary participant shall provide immediate written notice to the department or agency to whom this Contract is submitted if at any time the prospective primary participant learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.
5. The terms "covered transaction," "debarred," "suspended," "ineligible," "lower tier covered transaction," "participant," "person," "primary covered transaction," "principal," "proposal," and "voluntarily excluded," as used in this clause, have the meanings set out in the Definitions and Coverage sections of the rules implementing Executive Order 12549. You may contact the department or agency to which this Contract is being submitted for assistance in obtaining a copy of those regulations.
6. The prospective primary participant agrees by submitting this Contract that should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction unless authorized by the department or agency entering into this transaction.
7. The prospective prinary participant further agrees by submitting this Contract that it will include the clause titled "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transaction," provided by the department or agency entering into this covered transaction without moification in all lower tier covered transactions and in all solicitations for lower tier covered transactions.
8. A participant in a covered transaction may rely upon a certification of prospective participant in a lower tier covered transaction that it is not debarred, suspended, ineligible or voluntarily excluded from the covered transaction unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Nonprocurement List.
9. Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

     a. Except for transactions authorized under paragraph 6 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency may terminate this transaction for cause or default.

CERTIFICATION REGARDING DEBARMENT SUSPENSION AND OTHER RESPONSIBILITY MATTERS -- PRIMARY COVERED TRANSACTIONS
     (1) The prospective primary participant certifies to the best of its knowledge and belief, that it and its principals:
     (a) Are not presently debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from covered transactions by any Federal department or agency;
     (b) Have not within a three-year period preceding this Contract been convicted of or had a civil judgement rendered against them for cornmission of fraud or a crirninal offense in connection with obtaining, attempting to obtain or performing a public (Federal, State or local) transaction or contract under a public transaction; violation of Federal or State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;
     (c) Are not presently indicted for or otherwise criminally or civilly charged by a governmental entity (Federal, State or local) with commission of any of the offenses enumerated in paragraph (1)(b) of this certification; and
     (d) Have not within a three-year period preceding this Contract had one or more public transactions (Federal, State or local) terminated for cause or default.

     (2) Where the prospective primary participant is unable to certity to any of the statements in this certification such prospective participant shall attach an explanation to this proposal.



                                       By  /s/ F. Robert Miller
                                          ---------------------------------

(SIGNATURE)    (TITLE)

                                       F. Robert Miller
                                       ------------------------------------
                                       (PRINTED OR TYPED)

Before me, a Notary Public in and for said County and State personally appeared F. Robert Miller, who swore to and acknowledged the truth of the statements in the foregoing Certification on this 21st day of November, 1994

                                       By  /s/ Ann Marie Alfrey
                                          ---------------------------------
                                          (SIGNATURE) (NOTARY PUBLIC)


My Commission Expires   4/24/98
                      ------------------
Santa Clara
- -----------------------            -----------------------------
(COUNTY OF RESIDENT)               (PRINTED OR TYPED)

                                   APPENDIX I

                             NON-COLLUSION AFFIDAVIT

                                   APPENDIX II

                    SAMPLE DRUG-FREE WORKPLACE CERTIFICATION

                                STATE OF INDIANA
                        DRUG-FREE WORKPLACE CERTIFICATION

     Pursuant to Executive Order No. 90-5, April 12, 1998, issued by Governor Evan Bayh, the Indiana Department of Administration requires the inclusion of this certification in all contracts with and grants from the State of Indiana in excess of $25,000. No award of a contract or grant shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000, shall be valid unless and until this certification has been fully executed by the Contractor or Grantee and attached to the contract or agreement as part of the contract documents. False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract payments, termination of the contract or agreement and/or debarment of contracting opportunites with the State for up to three (3) years.

     The Contractor/Grantee certifies and agrees that it will provide a drug-free workplace by:

     (a) Publishing and providing to all of its employess a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition; and

     (b)  Establishing a drug-free awareness program to inform employees about
(1) the dangers of drug abuse in the workplace; (2) the Contrator's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

     (c) Notifying all employees in the statement required by subparagraph (a) above that as a condition of continued employment the employee will (1) abide by the terms of the statement; and (2) notify the employer of any criminal drug statute conviction for a violation occurring in the workplace no later than five
(5) days after such conviction;

     (d) Notifying in writing the contracting State Agency and the Indiana Department of Administation within ten (10) days after receiving notice from an employee under subdivision (c)(2) above, or otherwise receiving actual notice of such conviction;

     (e)  Within thirty (30) days after receiving notice under subdivision
(c)(2) above of a conviction, imposing the following sanctions of remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and including termination; or (2) require such emplouee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State or local health, law enforcement, or other appropriate agency; and

     (f) Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraph (a) through (e) above.

     THE UNDERSIGNED AFFIRMS, UNDER PENALTIES OF PERJURY, THAT HE OR SHE IS AUTHORIZED TO EXECUTE THIS CERTIFCATION ON BEHALF OF THE DESIGNATED ORGANIZATION.

Systems Control, Inc.
- --------------------------------------   --------------------------------------
Printed Name of Organization             Contract/Grant ID Number

/s/ F. Robert Miller
- --------------------------------------   --------------------------------------
Signature of Authorized Representative   Date

F. R. Miller, President
- --------------------------------------
Printed Name and Title

                                    EXHIBIT C

                             NON-COLLUSION AFFIDAVIT

STATE OF CALIFORNIA           )
                              ) SS:
COUNTY OF SANTA CLARA         )



     The undersigned, being duly sworn on oath says, that he is the contractlng party, or that he is the representative, agent, member, officer of the contractlng party, that he has not, nor has any other member, employee, representative, agent or officer of the firm, company corporation or partnership represented by him, directly or indirectly, entered into or offered to enter into any combination, collusion or agree ment to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of the annexed contract other than that which appears upon the face of the contract.


Signature       /s/ F. R. Miller

Printed Name

Title

Company



     Before me, a Notary Public in and for said County and State personally appeared, F. R. Miller who acknowledged the truth of the statements in the foregoing affidavit on this 29 day of November, 1994.


Notary Signature                /s/

County of Residence

Commission Expiration Date

Notary's Name (Print or Type)

February 28, 1995

F. Robert Miller
Systems Control
246 Sobrante Way
Sunnyvale, CA 94086

Dear Mr. Miller:

                                   Re:  Inspection/Maintenance
                                        Program

     The purpose of this letter is to address certain issues related to preparation by both Systerns Control (SC) and the State of Indiana for commencement of an updated motor vehicle Inspection/Maintenance (I/M) program in Lake, Porter, Clark and Floyd Counties.

     As you know, a contract between SC and Indiana wherein SC will provide I/M services for ten years has been signed by both parties. As you have been discussing with staff of the Indiana Department of Environmental Management
(IDEM), there are certain tasks that need to be done between now and the commencement date to ensure that facilities are available and properly equipped to carry out the I/M program according to the requirements of that executed agreement These tasks have been described in detail in the enclosed "Checklist and Schedule of Coordinated Activities" ("Checklist"). Enclosure A. In order to assure successful commencement of the I/M program, by this letter, both parties agree to perform the tasks in the manner described in the Checklist within the time frames provided therein.

     I trust that this letter, the Checklist, and the recent amendment to the Contract resolve outstanding issues such that SC will move forward with necessary steps to prepare for commencement of the I/M program as required by our executed contract. If you are in agreement with this letter and the Checklist, please acknowledge with your signature and return to Janet McCabe of the Office of Air Management. I am sending two originals so that you may retain one for your files.

     We are very pleased to have been able to resolve these issues and look forward to working with you to begin actual implementation of Indiana's I/M program. If you have any questions about this letter, please contact me or Janet McCabe (317-233-5694).

                              Sincerely,

                              /s/ Timothy J. Method

                              Timothy J. Method
                              Deputy Commissioner


F. Robert Miller
Systems Control
Date


TM:jgm
Enclosure
cc:  Gary Auerbach
     Jeff Modisett

                      Checklist and Schedule of Coordinated
                                   Activities


For purposes of this Checklist and Schedule of Coordinated Activities (the "Checklist") System Control will be referred to as the "Contractor" and the Department of Environmental Management will be referred to as the "State".

     A.   ZONING.   The Contractor shall obtain the proper zoning and permits
          for the operation of each vehicle inspection facility from the appropriate authorities, and shall proyide the State with a photocopy of such documentation

     B. ON-ROAD TESTING. The Contractor shall submit no later than September 30, 1995, a plan for on-road testIng, including performance parameters and the processes, to the State for review and approval. Such plan shall allow for the performance of on-road testing to evaluate the emission performance of 05 percent of the subject fleet. Measurement of on-road emissions is not required in every season or for every vehicle and can be accomplished through the use of remote sensing devices or road side pullovers.

     C. PROGRAM QUALITY ASSURANCE/QUALITY CONTROL ("QA/QC"). The Contractor shall submit for the review and approval of the State a QA/QC program plan four (4) months prior to October 1, 1995, which shall provide for:

               1. the discovery, correction and prevention of fraud, waste and abuse;

               2. the determination, both initially and ongoing, that procedures set out for the I/M program are followed and adequate;

               3. the determination, both initially and ongoing, that the equipment is properly calibrated and is measuring accurately; and

               4. the determination, both initially and ongoing, of whether there are other problems which exist and impede program performance.

     The quality assurance audits conducted by the Contractor on the vehicle Emission Measurement Equipment must reflect the same conditions that are present when the equipment is calibrated and when the equipment performs vehicle emission testing. An audit plan shall be submitted four (4) months prior to October 1, 1995, for State approval.

Checklist and Schedule of Coordinated Activities
February 25, 1995
page X of 17


          D. COMPUTER SYSTEMS. Five (5) months prior to the October 1, 1995, the Contractor shall provide to the State the documentation listed below herein and any other documentation requested by the State on the computer system to be used by the Contractor for the 1/M program.

               1. a functional description of the features and capabilities of the application software;

               2. a functional description, including flow charts or schematics, of how the application software will relate to the network of computer systems and program equipment, analyzers, etc.;

               3. a description of the methodology and rationale used to develop and maintain all software as well as any data flow diagrams and entity relationships models; and

          Two (2) months prior to October 1,1995, the Contractor shall provide to the State the following:

               1.   a procedure on the operation of the System;

               2. procedures on how State personnel may access the I/M program central data base with all microcomputers communications equipment, peripheral hardware, operating systems software, and report generation products identified by the Contractor and an explanation of how they function provided the State.

     E. SOURCE CODE ESCROW AGREEMENT DOCUMENTATION. The Contractor shall provide to the State a final draft of all source code escrow agreements and of all software licenses terms and conditions. Such documents to be mutually agreeable to both parties before being set forth in final form.

     F. SYSTEM ACCEPTANCE TESTING. Four (4) months prior to October 1, 1995, the Contractor shall submit to the State an Acceptance Test Procedure ("ATP") for review and approval. The purpose of the ATP shall be to demonstrate to the State's satisfaction that the I/M program has been established and will operate in accordance with all of the Contract requirements. The Contractor may request acceptance testing and

Checklist and Schedule of Coordinated Activities
February 25, 1995
page X of 17


          certification by the State of various segments at different times or the entire program operating at one time. The State shall respond as rapidly as possible to conduct the acceptance testing, evaluation and certification. The State shall certify this acceptance in writing.

          The ATP shall include provisions for a voluntary test program to keep facilities fully operational and shall demonstrate the readmess of each inspection facility in the presence of the State's employees or authorized representatives in accordance with the approved ATP:

          i. GAS ANALYZERS. The minimum ATP for gas analyzers shall demonstrate that all specifications for gas analyzers and all QA/QC requirements applicable to gas analyzers found in the EPA Test Procedures as may be amended have been met and shall include, but not be limited to:

               -    Electronic zero/span demonstration

               -    Drift lockout demonstration

               -    Gas span check demonstration

               -    Demonstration of accuracy tolerance

               -    Resolution demonstration

               -    Response time demonstration

               -    Drift demonstration

               -    Calibration demonstration

               -    Interference demonstration

               -    Demonstration of low restriction of indicator

               -    Warm up time demonstration

               -    Leak check demonstration

               -    Hang up check demonstration

               -    Barometric pressure compensation demonstration

Checklist and Schedule of Coordinated Activities
February 25, 1995
page X of 17


          ii. DYNAMOMETERS. The minimum ATP for dynamometers shall demonstrate that all specification for dynarnometers in the EPA Test Procedures as may be amended have been met and shall include, but not be limited to:

              -    Roll speed demonstration

              -    True dynamometer horsepower demonstration

              -    Speed-horsepower relationship demonstration

              -    Short-term horsepower stability demonstration

              -    Roll brake interlock demonstration

              -    Wheel lift interlock demonstration

              -    Roll brake demonstration

              -    Repeatability demonstration

          iii. NETWORK OPERATION. The minimum ATP shall include a demonstration of network inspection times and reporting, utilizing a random selection of vehicles (from voluntary inspections or vehicles otherwise made available by the Contractor) at maximum lane capacity. All lanes at a single inspection station shall be operated simultaneously. This will require that each lane be queued to maximum capacity and that a minimum of six repetitive inspections be conducted in each lane to maintain maximum report printer utilization. The inspections shall be conducted in a normal manner by the Contractor, and the State shall verify the inspection times and evaluate the printed inspection reports to determine whether the network performed all the specified functions satisfactorily. The remainder of the inspection network shall have a simulated load placed on it during this procedure.

          iv. VISUAL INSPECTION. The minimum ATP shall include visual inspection of each facility by the State's employees or authorized representative and shall include the following:

              - An accounting of all specified facility equipment, software, documentation, wiring and plumbing diagrams, and operations and mamtenance manuals.

              -    A visual inspection of equipment installation workmanship.

              -    A visual inspection of the facility and site for workmanship.

Checklist and Schedule of Coordinated Activities
February 25, 1995
page X of 17


     G. MOTORIST NOTIFICATION. The Contractor shall provide to the State for review and approval the plan for notifying motorists of their testing date. The plan shall be submitted four (4) months prior to October 1, 1995, for State approval.

     H. OPERATIONS MANUAL. The Contractor shall provide to the State a standard operation procedures and policies manual specific to the I/M program describing all the procedures to be used in the performance of all test operations including, but not limited to, data processing, complaint handling, fast pass/fail plan, computer programs and procedures, issuance of certificates and notices, quality assurance activities, and maintenance. Such procedures and policies shall be presented to the State for approval, (3) months prior to October 1, 1995. The State reserves the right to have the Contractor revise such procedures and policies to conform with State comment.

     I. FORMS. The Contractor shall establish forms for the recording of test results, repair cost data, complaints, and the issuance of compliance, extension and waiver certificates. The State may request revisions be made to such forms. Forms may be printed or issued by computer and may serve multiple purposes but in all cases a form to be used in the I/M program by the Contractor must have State approval. The initial forms shall be provided to the State for approval five (5) months prior to October 1, 1995.

     J. PUBLIC INFORMATION PROGRAM. The Contractor shall provide to the State for review and approval six (6) months prior to October 1, 1995, its proposed Public Information Program, in accordance with The Technical Proposal, Public information Plan. The program shall include a detailed annual plan and budget for public information activities. If the state disapproves the program, the Contractor shall submit revised program within thirty (30) days of disapproval that addresses the State comments.

     K. FACILITIES AND SITE REQUIREMENTS. The Contractor shall provide the required services for the facilities at following geographic locations:

               1.   Hammond - Lake County
                    3411 Sheffield Avenue

Checklist and Schedule of Coordinated Activities
February 25, 1995
page X of 17


               2.   Griffith - Lake County
                    Southeast corner of Colfax and Main Street

               3.   Crown Point - Lake County
                    Center Industrial Park

               4.   Portage - Porter County
                    Southeast corner of Wilshire Road and
                    Highway 6

               5.   Valparaiso - Porter County
                    Corner of Silhavy Road and Chicago Street

               6.   New Albany - Floyd County
                    Corner of Reas lane and Industrial Park East

               7.   Jeffersonville - Clark County
                    Southeast Corner of Research Drive and Industrial Parkway, Jefferson Industrial Park, Lot #17

     or such other locations as the parties may mutually agree in accordance with the site section criteria set forth in the Request For Proposal ("RFP") and the contract for services.

     The Contractor shall submit building and equipment design documentation for written approval by the State pursuant to a schedule agreed to in writing by the parties. A draft schedule shall be provided by the Contractor within two (2) weeks of the coverletter accompanying this checklist (such coverletter hereinafter being referred to as the "Coverletter"). Both parties agree that the building and design documentation shall be presented to the State for written approval and that the State shall, if appropriate, approve such building and design documentation prior to finalizing site selection. Furthermore, both parties agree that no construction shall begin until the State has provided written approval to the Contractor of both the building and equipment design documentation and site.

          1. SITE ACQUISITION PLAN. The Contractor shall submit the final sites to the State for written approval within one (1) month of the Coverletter indicating how each site satisfies the site selection criteria required in Section 3 of the RFP.

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          2.   FACILITIES AND DESIGN DATA.  Before beginning construction on any site, the Contractor shall submit detailed plans and specifications to the State for written approval within one month of the date of the Coverletter and the State shall, if appropriate, approve such plans and specifications.

          3. EQUIPMENT DESIGN DATA. Prior to beginning equipment installation, the Contractor shall provide equipment design documentation within one month of the date of the coverietter to the State consisting of plans and specifications that include but are not limited to fabrication drawings, layouts, and similar classes of drawings. Equipment lists, catalog data sheets, performance curves, diagrams, and similar descriptive material shall also be provided to the State. Materials and equipment lists provided by the Contractor to the State shall give, for each item thereon, the name and location of the supplier or manufacturer, trade name, catalog reference, size, finish, and all other pertinent data. Design documentation provided by the Contractor to the State shall include, but is not limited to, the following:

               a. Master block diagrams of the complete system. These drawings shall contain sufficient information to serve as the assembly drawings for the system.

               b. Equipment layout for a facility that is representative of the inspection network showing the precise location of each major item of equipment and the utilities required for each.

               c. Master assembly party lists, with assembly breakdown showing major subassemblies and equipment items and major component within such subassemblies by narne and part number.

               d. Computer hardware manuals (principles of operation, reference manuals and the like), and software reference manuals for the computer related equipment

               e.   Interface control drawings.

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               f.   System cabling drawings, wiring lists, and terminal
                    connector drawings; and procedures. All details shall be final and shall cover all phases of insulation such as pit requirements, air supply, electrical requirements, water supply and disposal, and complete installation procedures.

               g. Installation drawings and procedures. All details shall be final and shall cover all phases of installation such as pit requirements, air supply, electrical requirements water supply and disposal, and complete installation procedures.

               h. Pneumatic and electrical schematics of the system and all major subassemblles and items of equipment

          4. APPLICATION SOFTWARE FUNCTIONAL DESIGN DOCUMENTATION. The Contractor shall submit to the State for written approval application software functional design documentation on a schedule agreeable to the Contractor and the State prior to installation of the software. A draft schedule shall be provided by the contractor within one (1) month of the date of the Coverletter. The application software design documentation shall be developed using the computer program design and implementation plan submitted by the Contractor to the State with the proposal. The application software shall meet the Inspection System Requirements provided by the State.

     5. FINAL SYSTEM DOCUMENTATION. System documentation supplied by the Contractor to the State shall include at least the following items:

               a. One copy of the final "as-built" building and site plans for each facility, correct in every detail.

               b. One set of maintenance and operation manuals for all equipment.

               c.   One set of hardware and software Users' Manuals.

               d. Complete wiring, plumbing and interconnection diagrams for all equipment in each facility.

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               e.   Information necessary for maintenance at the component
                    replacement level.

     L.   INSPECTION SITES AND FACILITIES.

               1. INSPECTION SITES. Inspection stations constructed and/or operated by the Contractor shall be both located in the city and the county, and provide at least the number of equipped lanes indicated in the table below herein, or such other locations as the parties may mutually agree in accordance with the site section criteria set forth in the RFP.

CITY AND COUNTY OF EACH       AT EACH CITY INSPECTION STATION LOCATION
INSPECTION STATION LOCATION        NUMBER OF INSPECTION LANES

Hammond - Lake County                             2
3411 Sheffield Avenue

Griffith - Lake County                            5
Southeast corner of Colfax and Main Street

Crop Point - Lake County                          3
Center Industrial Park

Portage - Porter County                           3
Southeast corner of Wilshire Road and
Highway 6

Valparaiso - Porter County                        3
Corner of Silhavy Road and Chicago Street

New Albany - Floyd County                         2
Corner of Reas Lane and Industrial Park East

Jeffersonville - Clark County                     3
Southeast Corner of Research Drive and
Industrial Parkway

Jeffersonville Industrial Park                    -

     Total                                        21


               2. INSPECTION SITE REQUIREMENTS. The required inspection sites shall meet the following criteria:

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                    a.   DISTANCE AND LOCATION.  The Contractor shall ensure
                         that the network of inspection facilities shall be properly serviced by highway/arterials and shall be located so that 80 percent of all motorists subject to the I/M program reside within 5 miles of a facility, and that 95 percent reside within 12 miles.

                         An inspection facility shall not be located within 1/2 miles of a school, park, hospital, or residential area. The ingress and egress of vehicles from the facilities shall not impede traffic flow. The Contractor shall not put forth for written State approval a test site location which would result in lines of vehicles awaiting testing to spill out onto any street, road or public thorough fare. The design and operation of each test site shall ensure that lines of vehicles awaiting testing will not block area business premises or frustrate area business functions. Additionally, no inspection facilities shall be presented to the State or established either within 1/2 mile of any criteria pollutant monitor in a metropolitan area or at a location that would cause a violation of the National Ambient Air Ouality Standards for ambient air quality criterion pollutants as determined by an air quality impact analysis. The Hammond Site shall be exempt from the criteria pollutant monitoring distance for PM-10.

                    b. LAND AND BUILDING REQUIREMENTS. The Contractor shall ensure that each inspection site developed shall be large enough to permit expansion of the testing facility by at least one additional lane and that each inspection facility is built to accommodate one more test lane than the number of equipped test lanes provided for in subsection L.1. The State shall not approve site locations or building designs that do not meet this requirement.

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                    c.   WAIT TIMES.  The Contractor shall design each facility
                         to ensure that testing on a vehicle will begin no later than thirty (30) minutes from the time such vehicle presented itself in the line for testing, except that no such time requirement shall apply on the first three testing days of each month or the last three testing days of each month. On the first three and the last three testing days of each month the Contractor shall operate each facility so that testing on a vehicle will begin within sixty (60) minutes from the time the vehicle is presented in line for testing.

                    d. INSPECTION LANES. The Contractor shall ensure that the number of inspection lanes at each facility shall be sufficient to accommodate the waiting times specified in d. hereinabove. Also, during test site operation, whenever there are more than four vehicles queued for any one lane the Contractor shall open and staff spare lanes as needed to reduce the queue to less than four vehides.

                    e. QUEUING AREA. The length of the queuing lanes on each inspection site shall be at least long enough to accommodate the waiting times specified in d. hereinabove. The minimum lane length per queuing lane shall be 150 linear feet

                    f. DISABLED VEHICLE AREA. The Contractor shall provide parking space for at least two disabled vehicles (vehicles that have become inoperable at the inspection facility) at each inspection facility. The disabled paring spaces shall be convenient to the inspection lanes, and the location shall be consistent with the manner in which disabled vehicles will be removed from the inspection lanes.



                                       11

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                    g.   PARKING.  The Contractor shall provide parking at each
                         inspection facility for each on duty Contractor employee, plus one parking space per inspection lane for visitors. In addition to the employee and visitor parking spaces described above herein, each inspection site shall provide parking for the handicapped in accordance with state and federal law.

                         The Contractor shall design each facility site so that the parking spaces shall not block inspection lanes or adversely affect vehicle ingress and egress from the inspection facility. The entrances and exits to the visitor parking areas shall be clearly marked and accessible from public streets and from inspection lanes.

                    h. LANDSCAPING. The Contractor shall ensure that at least 10% of the area at the inspection site be vegetated soil and conform with local plaining and zoning regulations, including any requirements for buffering. Lawns and/or shrubbery shall be properly maintained by the Contractor.

                    i. PAVING AND MARKING. All surfaces upon which vehicles will move shall be properly paved and maintained by the Contractor. Lane and directional markings, and pedestrian walkways shall be painted and properly maintained by the Contractor. All painted markings shall be properly maintained by the Contractor based upon evaluation by the State. All markings used by the Contractor consistent with those used on public roadways. The Contractor shall keep all surfaces clean at all times and shall remove snow from all driving surfaces at an inspection facility when accumulation exceeds one inch on any part of such driving surfaces. Pedestrian walkways on and around test/waiver centers shall be kept clear


                                       12

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                         of snow and ice at all times regardless of depth.
                         Paved areas and ways shall have drains designed to prevent standing water. Contractor shall use signs and other devices to warn persons of hazards including but not limited to, ice or water, as is prudent or required by law.

                    j. PUBLIC AREAS. Public waiting areas shall be provided at all inspection facilities when test procedures require occupants to get out of a vehicle. Such public areas shall be easily accessible to handicapped persons. Such public areas shall be placed so that crossing adjacent test lanes is not required. The area should be enclosed and situated in such a way that customers may observe their vehicle at all times during testing/appeals procedures. The area shall be safe and reasonably comfortable. Noise from inspection facility operations shall not exceed 80 decibels inside the waiting area.

                    k. INSPECTION PERSONNEL ATTIRE. The Contractor shall require that all Contractor inspection personnel directly involved with vehicle inspection wear uniforms which meet State and federal law and are approved by the State. The State approval of the uniforms is not a substitute for meeting any applicable State and federal requirements, etc., including but not limited to OSHA health and safety requirements. Compliance with such requirements is the sole responsibility of the Contractor.

                    l. CONSUMER VEHICLE DAMAGE. The Contractor shall be responsible for all vehicle darnage during inspections caused by the act or omission of persons within the control of the Contractor, including but not limited to an employee, agent, partner, associate, or representative.



                                       13

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               m.   INSPECTION FACILITY REQUIREMENTS.  The Contractor shall
                    construct the inspection facilities in accordance with plans and specifications approved by the State. The State shall not unreasonably withhold approval of such plans.

                    1. ARCHITECTURAL DESIGN. The Contractor shall ensure that all facilities are of metal construction, uniform design identifiable to the general public, designed to accommodate the climate in Indiana, substantial construction and attractive appearance. A final architectural design for each site shall be presented by the Contractor and its architect, if any, to the State, before construction commences for review and written State approval, if appropriate. The Contractor shall be responsible for ensuring that location and construction of each building conforms to any and an applicable local zoning laws, ordinances, building codes, etc.

                    2. WAIVER INSPECTION AREA. The Contractor shall provide at each site a nonsmoking sheltered area for waiver inspections.

                    3. SAFETY AND FIRE REQUIREMENTS. The Contractor shall ensure that the facilities comply with all state and local safety and fire codes, ordinances and regulations and with all Occupational Safety and Health Administration ("OSHA") Requirements.

                    4. VENTILATION. The Contractor shall ensure that each test facility shall provide adequate ventilation to the vehicle testing and other areas so that OSHA exposure limits are not exceeded. The ventilation system shall be designed to remove smoke/fumes from the lanes quickly without causing severe drafts. The design shall provide for the





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                         placement of a carbon monoxide (CO) detector at each
                         vehicle testing area adjacent to each emission testing position and five (5) to six (6) feet above the floor.

                    5. VEHICLE SIZE. The contractor shall ensure that each facility accommodate and test vehicles registered at a Gross Vehicle Weight (GVW) up to 10,000 pounds and that at least one lane at each multilane facility accommodate and test large dimension vehicles such as pickups with campers and trucks.

                    6. SPACE FOR STATE PERSONNEL AND EQUIPMENT. The Contractor shall ensure that a minimum of 190 square feet of space for storage of the State's Quality Assurance/Quality Control (QA/QC) equipment and office work space for State personnel are provided in the design for each inspection facility. A parking space shall be reserved for use by a state vehicle. The State at its risk shall be allowed by the Contractor to park one vehicle within the waiver bay of each facility at night and during the weekends. The State shall have access to such parked vehicles at all times.

                    7. COMFORT STATION. The Contract shall ensure that comfort stations are kept clean and sanitary at all times and include for use by all persons on site a handicapped accessible lavatory and toilet

                    8. IDENTIFICATION AND DIRECTIONAL SIGNS. The Contractor shall coordinate with the appropriate governmental entities the placement and setting in place identification and direction signs to direct motorists to an inspection facility from the nearest highway or arterial.



                                       15

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                    9.   WAIT TIME SIGNS.  The Contractor shall provide at each
                         inspection facility a prominently displayed sign notifying motorists of the average waiting time to expect for an emissions inspection at facility from the nearest highway or arterial.

                    10. HANDICAPPED ACCESSIBLLITY. The Contractor shall ensure that each facility provides access to the handicapped as required by the American with Disabilities Act and other federal, state, and local laws, rules, codes, etc. and signage sufficient for a hearing impaired person or a person with limited English language skills to complete the inspection process.

               N.   OTHER REPORTING AND INFORMATIONAL REQUIREMENTS.

                    1. PROGRESS REPORTS. The Contractor shall submit detailed progress reports monthly during the design and construction of facilities begiring one (1) month from the date of the Coverletter. These progress reports shall include: 1) a summary of the Contractor's activities for the previous month (including estimated percent of project competition); 2) any actual or anticipated delays and how these delays may affect schedule completion; 3) problems or difference of interpretation; 4) the resolution of any past problems or recommended solutions to past problems; and 5) activities planned for the next month.

                         The progress reports shall contain cross-reference(s) to earlier reports in order to reduce the volume and complexity of each report. At the conclusion of the implementation period, the Contractor shall submit a summary report and table of contents for all the previous progress reports.



                                       16

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                    2.   PRE-CONSTRUCTION REQUIREMENTS.  The Contractor shall
                         submit detailed schedules for each aspect of the design and construction of the facility network to meet the program start work, materials, and equipment may be rejected by the State notwithstanding their prior inspection or lack of inspection by the State. All work, materials, or equipment shall conform to the specifications and drawings the Contractor provides the State.

               O. EXPEDITIOUS REVIEW BY THE PARTIES. In each case where the Contractor submits a plan, design, report or other item to the State for approval, the State shall use its best efforts to issue approval or disapproval as expeditiously as possible within fifteen (15) days of receipt. The parties shall, to the extent possible, identify in advance any items for which State approval is likely to require more than fifteen (15) days. The Contractor shall identify those items that affect the critical path of the project

               P.   COMPLIANCE WITH THE NATIONAL ENVIRONMENTAL POLICY ACT
                    (NEPA). The Contractor shall comply with NEPA. If the site acquisition plan presented by the Contractor is found by the state to include a site assessed by the State not in compliance with NEPA, the State will not approve the site acquisition plan until such deficiency is resolved by the Contractor.

               Q. The Contractor shall submit to the State for review and approval for (4) months prior to October 1, 1995, an employee handbook that shall set forth standards of conduct for its employees and disciplinary measures for failure to comply with those standards.

               R. The Contractor and the State by mutual written agreement may modify this checklist.

Neither the Coverletter nor this Checklist modifies, amends or impacts the parties responsibilities and duties as set out in the contract for services between the Contractor and the State. Such documents exist only to assist both parties in the preparations for the performance of the responsibilities set out in the contract for services.

[EXECUTIVE DOCUMENT SUMMARY FORM]
(Amendment changing location and term of the Contract.)

EDS continuation

have the right to seek recovery from the State of those reasonable and necessary costs and obligations, as set forth in this Article incurred by the Contractor in preparation for the performance of the contractual services required under this contract, subject to appropriations, documentation and mitigation.

                           FIRST AMENDMENT TO CONTRACT


This Amendment to Contract shall alter the Contract between Systems Control Indiana Corp., a wholly owned subsidiary of Systems Control, Inc., both corporations under the General Corporation law of the State of Delaware, as amended to date (hereinafter referred to as the "Contractor"), and the Indiana Department of Environmental Management, acting by and through the Indiana Department of Administration, for and on the behalf of the State of Indiana (hereinafter referred to as the "State");

                                   WITNESSETH:

WHEREAS, the Contractor and the State executed and delivered a Contract dated as of December 15, 1994 (the "Contract") for services in connection with the implementation, operation and assistance in administration of a centralized inspection/maintenance (I/M) in Lake, Porter, Clark and Floyd Counties (the "I/M Program") such services to begin July l, 1995;

WHEREAS, in anticipation of the commencement of services under the Contract, the Contractor has advised the State that the Contractor intends to purchase land, construct test facilities and engage in various other implementation activities reasonable and necessary for the commencement of services under the Contract;

WHEREAS, the Contractor and the State desire to amend the Contract to change the testing site location for Clark County;

WHEREAS, the Contractor and the State desire to amend the Contract to change the date services are to begin;

WHEREAS, the Contractor has requested and the State has agreed to provide additional assurances to the Contractor concerning the right of the Contractor to make claims and to seek recovery of such costs and expenses in the event of a termination of the I/M Program prior to the Commencement Date of the Contract;

WHEREAS, the Contractor and the State desire to amend the Contract to confirm their mutual agreements and understandings with respect to the foregoing;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

1. The Contract including exhibits and attachments thereto are incorporated by reference, appended hereto and subject to: the approval of the signatures hereto, the appropriation and availability of funds, compliance with Indiana law, and the Amendment made hereinbelow.

2. Except as otherwise set forth herein, capitalized terms contained herein shall have the meaning ascribed to such terms in the Contract.

3. Contract Article I. Duties of Contractor, Section A. Facilities and Site Requirements, Subsection 1. Geographic Location shall be amended by changing:

          Silver Creek - Clark County
          Silver Creek Industrial Park, Lot #8

to read:

          Jeffersonville - Clark County
          Southeast Corner of Research Drive and Industrial Parkway, Jeffersonville Industrial Park, Lot #17

4. Contract Article III.  Term shall be amended by changing:

          July 1, 1995

to read:

          October 1, 1995

and by changing:

          June 30, 2005

to read:

          September 30, 2005

5. Contract Article XXIV. Termination by State shall be amended by adding thereto the following paragraph:

          Notwithstanding any provision to the contrary contained in this Contract, in the event of a termination or suspension of the I/M Program prior to the Commencement Date of the Contract, the Contractor's rights to make claims hereunder shall be applicable and Contractor shall have the right to seek recovery from the State of those reasonable and necessary costs and obligations, as set forth in this Article incurred by the Contractor in preparation for the performance of the contractual services required under this Contract, subject to appropriations, documentation and mitigation.

6. Except as herein amended, the Contract as originally executed shall remain in full force and effect.

The parties having read and understanding the foregoing terms of the Amendment do by their respective signatures dated below hereby agree to the terms thereof:

FOR THE CONTRACTOR:

By:  /s/ F. Robert Miller       Attested By: /s/ Ann Marie Alfrey
   -------------------------                ---------------------
Printed Name: F. Robert Miller  Printed Name: Ann Marie Alfrey
             -----------------               --------------------
Title: President                Title: Notary
      ------------------------        ---------------------------
Date: 4/3/95                    Date: 4/3/95
     -------------------------       ----------------------------

FOR THE STATE OF INDIANA:

Approved:                          Approved:

/s/                                /s/
- --------------------------         ------------------------------
Rebecca Schenk                     William Shrewsberry
Deputy Comissioner                 Commissioner
Indiana Department of              Indiana Department of
  Environmental Management           Administration
Date: April 13, 1995          Date: April 19, 1995
     ---------------------         -------------------------------

Approved:                          Approved as to form
                                     and legality:

/s/                                /s/
- --------------------------         ------------------------------
Jean Blackwell                          Pamela Carter
Director of the State                   Attorney General of
Budget Agency                             Indiana
Date: 4/23/95                 Date: 5/3/95
     ---------------------         -------------------------------

STATE OF CALIFORNIA  )
COUNTY OF SANTA CLARA) SS:
                     )


The undersigned, being duly sworn on oath says, that he is the contracting party, or that he is the representative, agent, member, or officer of the contracting party, that he has not, nor has any other member, employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, entered into or offered to enter into any combination, collusion or agreement to receive or pay and that he has not received or paid, any sum of money or other consideration for the execution of the annexed contract other than that which appears upon the face of the contract.


Signature      /s/ F. Robert Miller

Printed Name   F. Robert Miller

Title          President

Company        Systems Control, Inc.



Before me, a Notary Public in and for said County and State personally appeared.
F. Robert Miller, who acknowledged the truth of the statements in the foregoing affidavit on this 3 day of April, 1995.

Notary Signature                Ann Marie Alfrey

County of Residence             Santa Clara

Commission Expiration Date      4/24/98

Notary's Name (Print or Type)   Ann Marie Alfrey

                        ASSIGNMENT AND NOVATION AGREEMENT


     Systems Control Indiana Corp. ("SC-IN"), a wholly owned subsidiary of Systems Control, Inc. ("SC"), both corporations duly organized and existing under the General Corporation Law of the State of Delaware, as amended to date, with principal offices in Menlo Park, California (SC-IN is hereinafter referred to as the "Transferor"); Envirotest Systems Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, with its principal office in Sunnyvale, California (hereinafter referred to as the "Transferee"); and the Indiana Department of Environmental Management (hereinafter referred to as "the State") enter into this Agreement as of June 7, 1996.

     A.   THE PARTIES AGREE TO THE FOLLOWING FACTS:

          1. The State has entered into a contract with the Transferor, namely: the contract dated as of December 15, 1994 (the "contract") for services in connection with the implementation, operation and assistance in administration of a centralized inspection/maintenance (I/M) program in Lake, Porter, Clark and Floyd counties (the "I/M program"). The term "the contract," as used in this Agreement, means the above contract, as amended by the First Amendment, dated May 5, 1995.

          2. By agreement dated February 23, 1996, SC transferred to SC-IN any and all rights which SC may have in the contract or any other assets relating to the performance thereof by SC-IN and SC-IN assumed all of the obligations and liabilities of SC hereunder and in connection with the performance of the contract which agreement is attached hereto as Exhibit A and which is hereby consented to by the State by its execution of this Novation Agreement and by virtue thereof the parties hereto acknowledge and agree that SC is not a party to the contract and is not in any way liable or responsible for the performance thereof by contract, indemnification or otherwise.

          3. As of the date hereof, the Transferor and the Transferee have entered into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which the Transferee will purchase substantially all of the assets of the Transferor.

          4. As of the date hereof, the Indiana Development Finance Authority (the "IDFA") and the Transferee are in negotiations regarding the terms and conditions of the issuance of up to $15,000,000 of bonds (the "Bonds") for the purpose of making a loan to the Transferee (the "Loan") to provide financing for the acquisition, construction, and equipping of the facilities needed for the I/M Program.

          5. Upon the IDFA Closing (as hereinafter defined), the Transferee will be in a position to fully perform all of the Transferors' obligations under the contract.

          6. It is consistent with the State's interest to recognize the Transferee as the successor party to the contract.

          7. Upon the IDFA Closing, all corporate proceedings necessary in connection with the consummation of the transactions set forth in the Purchase Agreement will have been duly and validly taken.


     B. IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE, THAT EFFECTIVE UPON THE ISSUANCE, SALE AND DELIVERY OF THE BONDS BY IDFA AND THE LOANING OF THE PROCEEDS THEREOF TO THE TRANSFEREE (THE "IDFA CLOSING"), THAT BY THIS AGREEMENT AS OF THE DATE OF THE IDFA CLOSING,

          1. The Transferor transfers and assigns to the Transferee all of its right, title and interest under the contract and the Transferee hereby accepts such transfer and assignment and the Transferor wives any claims and rights against the State that it now has or may have in the future in connection with the contract and transfers any such claims and rights to the Transferee. The parties hereto acknowledge and agree that this Agreement shall constitute a novation of the contract.

          2. The Transferee agrees to be bound by and to perform the contract in accordance with the conditions contained in the contract. The Transferee also assumes all obligations and liabilities of the Transferor under the contract as if the Transferee were the original party to the contract.

          3. The Transferee ratifies all previous actions taken by the Transferor with respect to the contract, with the same force and ef fect as if the actions had been taken by the Transferee.

          4. The State recognizes the Transferee as the Transferor's successor in interest in and to the Contract. The Transferee by this Agreement is entitled to all claims, rights, titles and interests of the Transferor in and to the contract as if the Transferee were the original party to the contract. Following the effective date of this Agreement, the term "contractor" or "vendor" as used in the contract, shall refer solely to the Transferee.

          5. This Agreement shall constitute a waiver of any rights of the State against the Transferor and SC for claims arising out of or in respect to the contract.

          6. No payments or reimbursements have been made by the State to the Transferor prior to the date hereof. All other previous actions taken by the State under the contract shall be considered to have discharged those parts of the State's obligations under the Contract. All payments and reimbursements made by the State after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute complete discharge of the State's obligations under the contract, to the extent of the amounts paid or reimbursed.

          7. The Transferor and the Transferee agree that the State is not obligated to pay or reimburse either of them for, or otherwise give any related increases, directly or indirectly arising out of or resulting from the transfer of this Agreement, other than those that the State in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the Contract.

          8. The State agrees that all liabilities and the performance of all obligations assumed under this Novation Agreement or which may be undertaken in the future under the contract shall solely be liabilities and obligations of the Transferee and neither SC nor SC-IN shall have any further liability or Obligation to the State subsequent to the date hereof.

          9. The contract shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

          10. The parties hereby acknowledge and agree that in the event the IDFA closing fails to occur for any reason or for no reason (including the failure of the Board of Directors of the Transferee to approve the Loan and the obligations of the Transferee under the contract) on or prior to June 30, 1996, this Agreement shall be void ab initio and each of the parties shall be restored to their former positions immediately prior to the execution and delivery of this Agreement and the Transferee shall have no liability to any party with respect to the contract.

                              AGREEMENT SIGNATURES

Transferor:    Systems Control Indiana Corp.

By:  /s/
     -------------------------------
Title: President
       -----------------------------

     I, Pam Swain, certify that I am the Secretary of Systems Control Indiana Corp., a Delaware corporation; that Linda Flores who signs this Agreement for this corporation was then President of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand this 14 day of June, 1996.

By: /s/
    ---------------------------------


Transferee:  Envirotest Systems Group

By: /s/
    ---------------------------------
Title: CFO
       ------------------------------

     I, C. Michael Alston, certify that I am the Secretary of Envirotest Systems Corp., a Delaware corporation; that F. Robert Miller was then President, who signs this Agreement for this corporation was then President of this corporation; and that this Agreement wa duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand this 14 day of June, 1996.

By: /s/
   -----------------------------

State of Indiana:

/s/                                  6/26/96
- --------------------------------   ----------------------------
Kathy Prosser, Commissioner        Date
Department of Environmental
  Management

/s/                                  6/26/96
- --------------------------------   ----------------------------
William Shrewsberry, Commissioner  Date
Department of Administration

/s/                                  6/27/96
- --------------------------------   ----------------------------
Katherine L. Davis, Director       Date
State Budget Agency

/s/                                  6/27/96
- --------------------------------   ----------------------------
Pamela Carter, Attorney General    Date
Office of the Attorney General

                          SECOND AMENDMENT TO CONTRACT


     This Second Amendment to Contract shall alter the Contract between Envirotest Systems Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, with its principal office in Sunnyvale, California (hereinafter referred to as "ESC" or the "Contractor"), and the Indiana Department of Environmental Management, acting by and through the Indiana Department of Administration, for and on the behalf of the State of Indiana (hereinatter referred to as the "State");

     This Second Amendment to Contract is contingent upon:

     (1) the proper execution of an Asset Purchase Agreement between ESC and Systems Control Indiana Corp. ("SC-IN"), a wholly owned subsidiary of Systems Control, Inc. ("SC"), both corporations organized and existing under the General Corporation Law of the State of Delaware, transferrihg substantially all of the assets of SC-IN to ESC;

     (2) the proper execution of an Assignment and Novation agreement by SC-IN, ESC and the State regarding the Contract dated December 15, 1994 between SC-IN and the State for Inspection/Maintenance (I/M) program services; and

     (3) the delivery to the State of an acceptable copy of the properly executed agreements described hereinabove in (l) and (2), and the agreement dated February 23, 1996, between SC and SC-IN which transferred any and all rights SC may have had in the Contract dated December 15, 1994 between SC-IN and the State (referenced in (2) hereinabove) to SC-IN;

                                   WITNESSETH:

     WHEREAS, the Contractor and the State executed and delivered a Contract dated as of December 15, 1994 (the "Contract") for services in connection with the implementation, operation and assistance in administration of a centralized inspection/maintenance (I/M) in Lake, Porter, Clark, and Floyd Counties (the "I/M Program") such services to have commenced July l, 1995;

     WHEREAS, the Contractor and the State executed and delivered a First Amendment to Contract dated as of May 3, 1995 (the "First Amendment");

     WHEREAS, in the process of securing financing support for these activities the Contractor has experienced various unavoidable delays in beginning such services;

     WHEREAS, the Contractor and the State desire to amend the Contract to change the commencment date upon which testing services are to begin;

     WHEREAS, the Contractor and the State desire to amend the Contract to change the per initial test fee;

     WHEREAS, the State has agreed to waive any penalties or damages resulting from or relating to the delays in the performance of services by the Contractor through the date hercof;

     WHEREAS, the Contractor and the State desire to amend the Contract to change certain of the testing site locations for Lake, Porter, Clark and Floyd, Counties;

     WHEREAS, the Contractor and the State desire to make additional amendments to the Contract as set forth herein;

     WHEREAS, the Contractor and the State desire to amend the Contract to confirm their mutual agreement and understandings with respect to the foregoing;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Contract, including exhibits and attachments thereto, and the First Amendment are incorporated herein by reference and as modified hereby shall constitute the agreement of the parties hereto, subject to: the approval of the signatories hereto, the appropriation and availability of funds, compliance with Indiana Law, and the Amendment made herein below.

     2. Except as otherwise set forth herein, capitalized terms contained herein shall have the meanings ascribed to such terms in the Contract.

     3. Article I, DUTIES OF CONTRACTOR, Section A, FACILITIES AND SITE REQUIREMENTS, Subsection 4, WAIT TIMES shall be amended by changmg:

          The Contractor shall operate each facility so that testing on a vehicle will begin within thirty (30) minutes from the time the vehicle is presented in line for testing. Such thirty (30) minute requirement shall not apply to the operation of any of the inspection facilities during either the first three or the last three testing days of each month. On the first three and last three testing days of each month the Contractor shall operate each facility so that testing on a vehicle will begin within sixty (60) minutes from the time the vehicle is presented in ime tor testing.


to read:
                                       2

               The Contractor shall operate the facilities so that the average customer wait time per day per test station shall be no longer than thirty (30) minutes to begin testing, except that during either the first three or the last three testing days in each calendar month, such wait time shall be no longer than sixty (60) minutes.

     4. Article 1, DUTIES OF CONTRACTOR, Section A. FACILITIES AND SITE REQUIREMENTS, Sub-section 1. GEOGRAPHIC LOCATION shall be amended by deleting the following locations:

               Hammond - Lake County
               3411 Sheffield Avenue

               Griffith - Lake County
               Southeast corner of Colfax and Main Street

               Crown Point - Lake County
               Center Industrial Park

               Portage - Porter County
               Southeast corner of Wilshire Road and Highway 6

               Valparaiso - Porter County
               Corner of Silhavy Road and Chicago Street

               New Albany - Floyd County
               Corner of Reas Lane and Industrial Park East

               Jeffersonville - Clark County
               Southeast Corner of Research Drive and Industrial
                 Parkway
               Jeffersonvilie Industrial Park, Lot #17


and by adding the following locations:

               Hammond - Lake County
               1231 Gostlin Street

               Griffith - Lake County
               232 Ivanhoe Court South

               All of the Lots 18 and 19 and portion of Lot 17 in Gatlin's addition, Phase I

               Crown Point - Lake County
               755 North Industrial Boulevard
               Lot 4, Center Industrial Park

               Hobart - Lake County
               325 Sullivan Street

               Valparaiso - Porter County
               2505 Beech Street
               All of Lot 4 and portion of Lot 3 in Silhavy Commercial Park

               New Albany - Floyd County
               4109 Reas Lane

               Jeffersonville - Clark County
               1502 Research Drive
               Lot 17, Jeffersonville Industrial Park

     5. Article I, DUTIES OF CONTRACTOR, Section B, PROGRAM SCHEDULE shall be amended by inserting the following at the beginning of the section:

               Vehicle testing shall commence in Lake and Porter Counties on the Commencement Date of this Contract. Vehicle testing shall commence in Clark and Floyd Counties on July 1,1997 or such later date as the parties may agree. Two months prior to the commencement of testing in Clark and Floyd Counties, the Contractor agrees that the test sites shall be open for voluntary testing and visitation by the public, on a schedule to be mutually agreed upon by the parties. Construction of test sites in Clark and Floyd Counties shall begin after the Commencement Date of this Contract on a date mutually agreed upon by the parties. No later than April 1, 1997, the parties agree to develop an operational plan to establish the specific testing protocol for Clark and Floyd Counties which is mutually agreeable to the Contractor and the State and which does not increase the cost or delay the construction or implementation of the I/M Program by the Contractor. The Contractor and the State agree to amend this Contract within a reasonable time after April 1, 1997 as necessary or appropriate to reflect any change in the test fee and the arnounts determined in accordance with Exhibit A in respect of such fiscal year to be paid to the Contractor as a result of modifications to the test procedure, if any, to be employed in the Clark and Floyd County sites.

     6. Article I, DUTIES OF CONTRACTOR, Section (3, FAILURE OF PERFORMANCE amended by changing:

               The Contractor shall forfeit $200 which would otherwise be payable to the Contractor under Section II, CONSIDERATION, for each hour a test lane queuing violates the requirements set out in page 22 and 23 of the RFP. Such an hour begins at time of testing.

to read:

               The Contractor shall forfeit $200 which would otherwise be payable to the Contractor under Section ll, CONSIDERATION, for each hour queuing violates the requirements set forth on page 21 of the RFP; provided, however that no such penalties will be imposed so long as the Contractor has implemented or is in the process of implementing the corrective actions set forth on page 22 of the RFP. Should the Contractor fail to implement reasonable corrective actions in accordance with page 22 of the RFP with the result that the average customer wait time does not meet the standard set forth in Article I, Section A, Subsection 4, WAIT TIMES, such occurrence may be regarded as a material breach of contract.

     7.   Article II, CONSIDERATION, shall be amended by changing:

               The Contractor in payment for all services provided under this agreement shall be paid by the State $21.78 per initial test provided, however, that total remuneration under this contract shall not exceed $6,011,500 for the 1995-1996 State fiscal year and $6,074,000 for the 1996-1997 State fiscal year. The parties agree that total remuneration for the 1997-1998, 1998-1999, 1999-2000, 2001-2002, 2002-2003, 2003-2004, 2004-2005 State fiscal periods shall be determined after the respective State biennium budget has been approved by the State General Assembly. The parties agree that all requests for state appropriations for IIM program funding be prospective taking into consideration both current and proposed State and federal regulation and law and including all pertinent available historical information. In addition, the parties agree that such total remuneration for each of the subsequent State fiscal periods shall be amended into this contract or otherwise be without effect.


to read:

               The Contractor in payment for all services provided under this agreement shall be paid by the State the amount per initial test set forth in the attached Exhibit "A"; provided, however, that total remuneration under this Contract shall not exceed $2,672,512 in the State's fiscal year 1996-1997. The parties agree that total remuneration for the subsequent state fiscal years shall be subject to appropriations and determined after the respective State biennium budget has been approved by the State General Assembly. The parties agree that such total remuneration for each of the subsequent State fiscal years shall be amended into this contract or otherwise be without effect and shall be determined based upon and shall not exceed the initial test fee multiplied by the expected number of vehicles to be tested during each such year of the I/M program as set forth in the attached Exhibit "A."

and by adding thereto the following paragraph:

               The Contractor shall submit invoices to the State on a monthly basis. The State shall make payment on each invoice within thirty (30) days of its receipt of that invoiee.

     8. Article III, TERM shall be amended by changing:

               October 1,1995

to read:

               January l, 1997

and by changing:

               September 30, 2005

to read:

               December 31, 2006

     9.   Article XVI CHANGES IN WORK shall be amended by changing:

               6. Method, timing, or location of inspection, testing or quality control to read:
               6. Method, time or location of inspection, testing or quality control or the number of vehicles subject to tne requirements number of inspections to be performed during any year of the term of this Contract.

and by adding thereto the following paragraph, to be inserted before the last paragraph:

     A.   If, as a result of

          (i) partial suspension of the I/M program by the State,
          (ii) failure by the State to enforce the laws and regulations of the State applicable to the I/M program that is the subject of this Contract, or (iii) a change or change in interpretation of state law, state rule, or directive to motorists, the number of vehicles to be tested during any calendar month by the Contractor is reduced by more than 3% from the number that would have been tested during that calendar month but for the State taking action pursuant to (i), (ii), or (iii) above (hereafter referred to as a "Reduction Event"), the parties agree to negotiate in good faith a revision to this Contract to reflect the revised Scope of Work and an equitable adjustment to the compensation payable to the Contractor set forih in Exhibit A ("the Compensation Schedule").

     B. In the event that the Reduction Event occurs prior to a mutually satisfactory revision of the Compensation Schedule, the parties shall within sixty (60) days (the "interim period") of the Reduction Event, establish and agree upon a revision to the amount payable to the Contractor on the Compensation Schedule. During the interim period, the State shall pay the Contractor amounts determined in aecordance with Exhibit B.

     Such payments shall commence with the first payment due by the State following the first day of the Reduction Event.

     C. If the parties do not agree within the interim period to an amendment to the Contract and equitable adjustment to the Compensation Schedule, the parties shall follow the provisions set forth in Article XXXIII, DISPUTES, and the State shall continue to pay the Contractor monthly in accordance with Exhibit B until resolution of the dispute regarding the amendment to this Contract or termination of the Contract.

     D. If the parties agree during the interim period or after following the procedures under Article XXIII, DISPUTES, to an amendment to the Contract and equitable adjustment to the Compensation Schedule, the parties will review the amounts paid during the interim and Dispute Resolution periods and make any adjustments retroactively to assure that payments made are consistent with the revised Compensation Schedule. Such equitable adjustment shall be determined in the same manner as the compensation originally negotiated by the parties less actual and reasonable mitigation of the Contractor's costs as a result of the revised Scope of Work.

     E. If the reduction in the aggregate number of vehicles to be tested by the Contractor over the remaining term of this Contract exceeds 50%, and the parties have not been able to agree upon a mutually acceptable amendment to the Scope of Work and the Compensation Schedule within the interim period as provided in this Article, then the obligations of the Contractor under this Contract, at the option of the Contractor, may be terminated in full, subject to any past adjustments due to the State accrued before the reduction. Upon expiration of the interim period described in the preceding sentence, if the parties have not agreed upon a Revised Scope of Work and Compensation Schedule, the Contractor may deliver to the State a Notice of Termination and the provisions of Article XXV, DEFAULT BY STATE, and Article XXXIII, DISPUTES, do not apply. Upon such termination, the Contractor shall retain all of its rights to seek compensation as set forth in this Contract.


10.  Article XXIV.  TERMINATION BY STATE shall be amended by changing:

          The State may terminate this Contract, in whole or in part, if the State determines that such terminating is in its best interest.

to read:

          The State may only terminate this Contract if:

               (1) funds are not appropriated or otherwise available to support continuation of performance of all or a part of this Contract ("Nonappropriation"). The State agrees to make best efforts to secure sufficient funding for this Contract; or

               (2) the Contractor is in material breach of its obligations under this Contract and all applicable dispute resolution periods have expired or been terminated ("Breach").

and by changing:

               In addition, the Contractor retains its right to, and may claim for property used or intended to be used in the performance of services under this contract, equitable compensation for the reasonable costs the Contractor is obligated to and does incur, subject to appropriations, and including the costs under any financial arrangements or leases in regard to such property, the costs for nonreturnable supplies in the possession of the Contract, severance costs demobilization costs, and other appropriate costs, provided the Contractor maintains sufficient documentation to evidence such costs and takes all reasonable measures to mitigate the amount of such costs.

to read:

               In the event of termination as a result of Nonappropriation, the Contractor retains its right to, and may claim compensation for, without limitation except as set out below in this paragraph, reasonable and necessary costs incurred and to be incurred as a result of such termination, including property used or intended to be used in the performance of services under this contract, equitable compensation for the reasonable costs the Contractor is obligated to and does incur, subject to appropriations, and including the costs under any financial arrangements (including any bonds issued by the Indiana Development Finance Authority for the benefit of the Contractor) or leases in regard to such property, the costs for nonreturnable supplies in the possession of the Contractor, severance costs, demobilization costs, and other appropriate costs including overhead and general and administrative costs, such costs not to include lost profit, lost opportunity costs, or return on the Contractor's investment, provided the Contractor maintains sufficient documentation to evidence such costs and takes all reasonable measures to rnitigate the amount of such costs. The Contractor agrees that its claim for compensation, if any, equitable or otherwise, for the costs of financial arrangements under the Contractor's Loan Agreement, Mortgage, Security Agreement and Financing Statement (the "Loan Agreement"), dated as of June l, 1996, with the Indiana Development Finance Authority, shall not include: (1) if the Contractor exercises the option granted to it under Section
               10.8 of the Loan Agreement, the amount of the indebtedness and obligations of the Contractor under the Loan Agreement as to which the Contractor is released from liability, or (2) if the Contractor does not exercise the option granted to it under
               Section 10.8 of the Loan Agreement, an amount equal to the liquidation of all assets and properties which secure the Contractor's indebtedness and obligations under the Loan Agreement.

and by adding thereto the following paragraphs:

               In the event that such termination occurs as a result of the Contractor's material breach of this

               Contract as set forth in this Contract, the State shall have the option (the "Option") to acquire all of the assets (the "Total Assets") employed by the Contractor in the performance of its services under this Contract at the Purchase Price determined in accordance herewith. At the election of the State, the State may elect such Option as to all of the Assets used by the Contractor or only those Assets employed in Floyd and Clark Counties (the "South Assets") or in Lake and Porter Counties (the "North Assets"). The written notice of termination required by this Article XXIV shall specify whether the State intends to exercise the Option and whether the exercise of the Option applies to the North Assets, the South Assets, or the Total Assets. Upon exercise of the Option and compliance with the terms and conditions hereof, the Contractor and the State shall execute and deliver such documents as may be reasonably required to consummate the transactions contemplated by the Option and the exercise thereof. Unless exercised in accordance herewith, the Option shall terminate and expire without further action.

               In the event the State does not exercise the Option as to the Total Assets, the Contractor shall retain such Assets or portion thereof free and clear of the Option contained herein.

               For purposes hereof, the following definitions shall apply:

               "Assets" shall mean land, improvements thereon, buildings, machinery and equipment, and other property used or intended to be used by the Contractor in the performance of services under the Contract and including but not limited to supplies and tools and spare and replacement parts.

               "Purchase Price" shall mean the sum of the Falr Market Value of the land included in the Assets and the net book value (after depreciation and a reasonable allowance for obsolescence) of all other Assets which net book value shall be determined in accordance with generally accepted accounting principles consistently applied; provided, however, that the State shall have the right to audit the books and records of the Contractor with respect to the determination of the Purchase Price.

               "Fair Market Value" shall mean an amount determined by mutual agreement of the State and the Contractor and in the absence of such mutual agreement an amount determined by a panel of three appraisers qualified and experienced in the appraisal of similar properties, one of which shall be appointed by the State, one by the Contractor and the third by the other two so appointed. The determination of the appraisers shall be final and binding and may be enforced in accordance with applicable law.

11.  Article XXV DEFAULT BY STATE shall be amended by changing:

     If the State, after sixty (60) days written notice, fails to correct or cure any breach of this Contract, then the Contractor may cancel and terminate this agreement and collect monies due up to and including the date of termination.


to read:


     If the State, after sixty (60) days written notice, fails to correct or cure any breach of this Contract, then the Contractor may cancel and terminate this Contract. Any such termination shall be subject to the provisions of Article XXIV and shall not oecur until the parties have followed the dispute resolution provisions of Article XXXIII.


And by adding thereto the following:


     CANCELLATION OR SUSPENSION OF I/M PROGRAM

     1. If the State cancels the I/M program permanently but has not terminated the Contract, the parties shall negotiate a settlement of the Contract in accordance with the provisions of the first paragraph of this Article. During the period of settlement discussions, the State shall pay monthly to the Contractor an amount sufficient to cover the Contractor's actual expenses reasonably necessary to maintain the availability of the program assets, including all costs and expenses required to be incurred by the Contractor for performance of its obligations under the Loan Agreement during the period of settlement discussions. Such costs shall not include ongoing personnel or other operating expenses relative to providing test services.

     2. If the State suspends the I/M program in full for a specified period of time, the State shall pay the Contractor a monthly amount until the I/M program is resumed. Such monthly amount shall be sufficient to cover the Contractor'S expenses reasonably necessary to maintain the availability of the program assets, including all costs and expenses required to be incurred by the contractor for performance of its obligations under the Loan Agreement during the period the suspension, and costs reasonable and necessary for the Contractor to ensure that the Contractor can resume testing upon notification by the State at the end of the suspension period, including but not limited to costs for leases and nonretumable supplies or other goods, employee costs not related to ongoing operation of the I/M program, applicable overhead costs, other contractor expenditures, settlements with subcontractorS and legal fees, and employee relocation costs.

     3. If the State suspends the I/M program in full for an undetermined amount of time, the State shall pay the Contractor a monthly amount determined as in paragraph 2 above until either:

          (i) the I/M program restarts in accordance with the Contract,
          (ii) the I/M program restarts pursuant to a revised mutually acceptable Scope of Work and Compensation Schedule, or
          (iii) it is terminated by either party after the expiration of six (6) months from the date of the suspension.

     4. Failure by the State to pay the amounts specified in paragraphs 1 through 3, whichever is applicable, shall constitute breach and default by the State hereunder notwithstanding anything to the contrary in Article XXXIII, DISPUTES.

     5. The provisions of paragraphs l through 3 and 6 shall not apply if the State has delivered to the Contractor a Notice of Termination in accordance with this Article prior to or simultaneous with the occurrence of the cancellation or suspension.

     6. Payments under paragraphs l through 3 shall commence with the first payment due by the State following the day of the cancellation, if vehicle testing has begun under this Contract or on the first day of the month following the scheduled start of testing under this Contract, if vehicle testing has not begun.

12.  Article XXXIII DISPUTES shall be amended by changing the following:

     The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Administration, who shall reduce his or her decision to writing and mail or otherwise furnish copy thereof to the Contractor and the State within ten (10) working days after presentation of such dispute for his decision.

to read:

     If the parties cannot resolve the dispute, within twenty (20) working days following notification in writing of the existence of the dispute to the other party, the parties shall submit their dispute to the Commissioner of the Indiana Department of Administration, who shall reduce his or her decision to writing and mail or otherwise furnish copies thereof to the Contractor and the State within ten (10) working days after presentation of such dispute for his or her decision.

and by changing the following:

     The State may withhold payments on disputed items pending resolution of the dispute.

to read:

     With the exception of stipulated penalties established in Article I.G, FAILURE OF PERFORMANCE of this Contract, the State will not withhold payment on disputed items until the Commissioner has issued his or her final decision.

and by changing the following:

     The non-payment by the State to the Contractor of one or more mvoices not in dispute shall not constitute default.

to read:

     The non-payment by the State to the Contractor of any amounts relative to items in dispute shall not constitute default.

     13. Except as herein amended, the Contract as originally executed and amended by the First Amendment to Contract shall remain in full force and effect.

The parties having read and understanding the foregoing terms of the Amendments do by their respective signatures dated below hereby agree to the terms hereof:

FOR THE CONTRACTOR

APPROVED
By: /s/ F. Robert Miller           Attested by: /s/ C. Michael Alston
    ---------------------------                 ---------------------

Printed Name: F. R. Miller         Printed Name: C. Michael Alston
              -----------------                  --------------------
Title: CEO                         Title: Vice President
       ------------------------           ---------------------------

Date: 6/24/96                      Date: 6/24/96
      -------------------------          ----------------------------



FOR THE STATE OF INDIANA
APPROVED

/s/                                Date: 6/26/96
- --------------------------------        ------------------------------
Kathy Prosser, Commissioner
Department of Environmental Management


APPROVED

/s/ James E. McClung Jr. for       Date: 6/26/96
- --------------------------------        ------------------------------
William Shrewsberry, Commissioner
Indiana Department of Administration

APPROVED

/s/                                Date: 6/27/96
- --------------------------------        ------------------------------
Katherine L. Davis Direct
Indiana State Budget Agency

APPPOVED FOR FORM AND LEGALITY

/s/                                Date: 6/27/96
- --------------------------------        ------------------------------
Pamela Carter, Attorney General
State of Indiana

                                   Exhibit "A"

- ----------------------------------------------------------------------------------------------------
                                             Corresponding           Initial Test        Number of
 Contract Year       State Fiscal Year      Contract Period            Test Fee           Expected
                                                                                          Vehicles
- ----------------------------------------------------------------------------------------------------
 1/1/97-12/31/97     7/1/96-6/30/97         1/1/97-6/30/97              $ 22.34          119,629
- ----------------------------------------------------------------------------------------------------
 1/1/98-12/31/98     7/1/97-6/30/99         7/1/97-12/31/97             $ 22.34          119,958
                                            1/1/98-6/30/98              $ 22.34          155,399
- ----------------------------------------------------------------------------------------------------
 1/1/99-12/31/99     7/1/98-6/30/99         7/1/98-12/31/98             $ 22.34          121,294
                                            1/1/99-6/30/99              $ 22.34          158,894
- ----------------------------------------------------------------------------------------------------
 1/1/00-12/31/99     7/1/99-6/30/00         7/1/99-12/31/99             $ 22.34          122,461
                                            1/1/00-6/30/00              $ 22.34          157,979
- ----------------------------------------------------------------------------------------------------
 1/1/00-12/31/00     7/1/00-6/30/01         7/1/00-12/31/00             $ 22.34          123,309
                                            1/1/01-6/30/01              $ 22.34          159,089
- ----------------------------------------------------------------------------------------------------
 1/1/01-12/3/01      7/1/01-6/30/02         7/1/01-12/31/01             $ 22.34          124,175
                                            1/1/02-6/30/02              $ 22.34          160,115
- ----------------------------------------------------------------------------------------------------
 1/1/02-12/31/02     7/1/02-6/30/03         7/1/02-12/31/02             $ 22.34          124,976
                                            1/1/03-6/30/03              $ 22.34          161,021
- ----------------------------------------------------------------------------------------------------
 1/1/03-12/31/03     7/1/03-6/30/04         7/1/03-12/31/03             $ 22.34          125,683
                                            1/1/04-6/30/04              $ 22.34          161,021
- ----------------------------------------------------------------------------------------------------
 1/1/04-12/31/04     7/1/04-6/30/05         7/1/04-12/31/04             $ 22.34          125,683
                                            1/1/05-6/30/05              $ 22.34          161,021
- ----------------------------------------------------------------------------------------------------
 1/1/05-12/31/05     7/1/05-6/30/06         7/1/05-12/31/05             $ 22.34          125,683
                                            1/1/06-6/30/06              $ 22.34          161,021
- ----------------------------------------------------------------------------------------------------
 1/1/06-12/31/06     7/1/06-6/30/07         7/1/06-12/31/06             $ 22.34          125,683
- ----------------------------------------------------------------------------------------------------

                                       15

                                     Exhibit "B"
                     Pertaining to Article XVI, CHANGES IN WORK



Inspection          Interim Periond
Volume              Inspection
Reduction           Price Reduction
   (%)                   ($)


3 - 10                   0

11 - 20                  .04

21 - 30                  .12

31 - 40                  .24

41 - 50                  .40

STATE OF INDIANA

     COUNTY OF MARION


     The undersigned, being duly sworn on oath says, that he is the contracting party, or that he is the representative, agent, member, or officer of the contracting party, that he has not, nor has any other member, employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, entered into or offered to enter into any combination, collusion or agreement to receive or pay. and that he has not received or paid, any sum of money or other consideration for the execution of the annexed contract other than that which appears upon the face of the contract.

Signature       /s/ C. Michael Alston

Printed Name    C. Michael Alston

Title           Vice President

Company         Envirotest Systems Corp.




     Before me, a Notary Public in and for said County and State personally appeared, C. Michael Alston who acknowledged the truth of the statements in the foregoing affidavit on this 26th day of June 1996

Notary Signature                /s/ Kimberly Sue Gillman
County of Residence             Marion
Commission Expiration Date      October 14, 1997
Notary's Name (Print or Type)   Kimberly Sue Gillman